UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OAK STREET HEALTH, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,

We are pleased to invite you to attend our Annual Meeting of Shareholders of Oak Street Health, Inc. (“Oak Street”, the “Company”, “we” or “us”) to be held on April 27, 2022 at 8:30 am (CT). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online and submit questions during the meeting by visiting www.proxydocs.com/OSH. You will be able to vote your shares electronically during the meeting by logging in using the control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on the voting instructions form accompanying these proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.

to elect four nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the Board of Directors of Oak Street (the “Board”);

2.	to ratify the appointment of Ernst & Young LLP as Oak Street’s independent registered public accounting firm for the year ending December 31, 2022;

3.	to recommend, by an advisory vote, the frequency of future advisory votes on executive compensation, and

4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

In order to participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/OSH. In order to attend you must register in advance at www.proxydocs.com/OSH prior to the deadline of April 25, 2022 at 5:00 pm (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions during the meeting. You will not be allowed to attend the Annual Meeting in person.

We will provide access to our proxy materials via the Internet at www.proxydocs.com/OSH rather than in hard copy. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about March 18, 2022 to all shareholders entitled to vote at the Annual Meeting. Shareholders who prefer a paper copy of the proxy materials may request one on or before April 15, 2022 by following the instructions provided in the notice we will send.

Our Board has set the record date as March 7, 2022. Only shareholders that owned Oak Street common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the meeting. A list of Oak Street’s shareholders of record will be available at our corporate headquarters and principal executive offices located at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603. A list of Oak Street’s shareholders of records will also be available during the annual meeting at www.proxydocs.com/OSH.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend online.

Sincerely,

Mike Pykosz

Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

The 2022 annual meeting of shareholders of OAK STREET HEALTH, INC. will be held via the Internet at www.proxydocs.com/OSH on April 27, 2022 at 8:30 am (CT) for the following purposes:

1.	to elect four nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the Board;

2.	to ratify the appointment of Ernst & Young LLP as Oak Street’s independent registered public accounting firm for the year ending December 31, 2022;

3.	to recommend, by an advisory vote, the frequency of future advisory votes on executive compensation (i.e., “say-on-pay frequency”); and

4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to April 27, 2022, at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603. A list of Oak Street’s shareholders of records will also be available during the annual meeting at www.proxydocs.com/OSH.

By Order of the Board of Directors

ROBERT GUENTHNER

Chief Legal Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2022

The notice of annual meeting, the proxy statement and our fiscal year 2021 annual report are available on our website at https://investors.oakstreethealth.com/. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxydocs.com/OSH.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements relating to trends in or expectations relating to the expected effects of our initiatives, strategies, and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers, and regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words ‘”can,” “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no obligation to update any of these forward-looking statements after the date of this proxy statement.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these materials?

The Board of Oak Street is soliciting your proxy to vote at our 2022 Annual Meeting of Shareholders (or at any postponement or adjournment of the meeting). Shareholders who own shares of our common stock as of the Record Date, March 7, 2022, are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Oak Street.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Householding. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, please visit www.investorelections.com/OSH or contact Mediant, Inc. at (866) 648-8133 or paper@investorelections.com. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.

Q: Who will be entitled to vote?

Shareholders who own shares of our common stock as of the Record Date, March 7, 2022, are entitled to vote at the Annual Meeting. As of the Record Date, Oak Street had approximately 240,748,199 million shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.	the election of four Class II directors to serve on the Board until the 2025 Annual Meeting and until their successors are duly elected and qualified;

2.	the ratification of the appointment of Ernst & Young LLP as Oak Street’s independent registered public accounting firm for the year ending December 31, 2022;

3.	to recommend, by an advisory vote, say-on-pay frequency; and

4.	any other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.	FOR the election of Dr. Mohit Kaushal, Kim Keck, Paul Kusserow and Dr. Griffin Myers as Class II directors;

2.	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2022; and

3.	Every ONE YEAR for the frequency of future advisory votes on executive compensation.

Q: How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.proxydocs.com/OSH and providing your control number. This number is included in the Notice or on your proxy card.

If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.

If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.proxydocs.com/OSH for at least one year.

Q: Why is the Annual Meeting virtual only?

In light of the environment surrounding the coronavirus, or COVID-19, this year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable.

Q: How do I cast my vote?

Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Stockholders. If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•

TO VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/OSH. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and to submit questions during the meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. Stockholders will be able to attend the Annual Meeting platform beginning at 8:15 a.m. (Central Time) on April 27, 2022 pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/OSH.

•	TO VOTE BY PHONE: To vote by telephone, dial toll-free 866-892-1716 using any touch-tone telephone and follow the recorded instructions.

•	TO VOTE BY INTERNET: To vote through the Internet, you may complete an electronic proxy card and www.proxypush.com/OSH.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (EDT) on April 26, 2022.

Q: Can I access the proxy materials electronically?

Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxydocs.com/OSH and our proxy materials will be available during the voting period starting on March 18, 2022.

Instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q: How may I change or revoke my proxy?

Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise by:

1.	delivering written notice of revocation to the Chief Legal Officer and Secretary at our principal executive offices at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603;

2.	submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or

3.	voting via the Internet at the Annual Meeting.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to approve the ratification of Ernst & Young LLP as our independent registered accounting firm. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

PROPOSAL 3  –   NON-BINDING ADVISORY APPROVAL OF SAY-ON-PAY FREQUENCY

The affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon at the Annual Meeting will constitute the shareholders’ non-binding approval with respect to say-on-pay frequency. Although the results will not be binding on the Board’s Compensation Committee, the Board will consider the results of the shareholder vote when making future decisions regarding executive compensation. Abstentions and broker-non votes will have no effect on Proposal 3.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2023 Annual Meeting?

Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in Oak Street’s proxy statement and form of proxy for the Oak Street’s 2023 annual meeting of shareholders, to be held in 2023, must be received by Oak Street at our principal executive offices at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603 no later than the close of business on November 22, 2022. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2023 (but not include it in Oak Street’s proxy materials) must provide written notice of such proposal to the Chief Legal Officer and Secretary at Oak Street’s principal executive offices no later than the close of business on January 27, 2023 and not earlier than the close of business on December 28, 2022, assuming Oak Street does not change the date of the 2023 annual meeting of shareholders by more than 30 days before or after the anniversary of the 2022 Annual Meeting. If so, Oak Street will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of Oak Street’s Amended and Restated Bylaws and be submitted in writing to the Secretary at Oak Street’s principal executive offices. To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 26, 2023.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is composed of eleven directors. Our certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our certificate also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of March 7, 2022, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Dr. Mohit Kaushal	II	43	Director	2018	2022	2025
Kim Keck	II	57	Director	2020	2022	2025
Paul Kusserow	II	60	Director	2018	2022	2025
Dr. Griffin Myers	II	40	Chief Medical Officer of Provider Engagement and Director	2012	2022	2025
Dr. Regina Benjamin	III	65	Director	2020	2023
Cheryl Dorsey	III	58	Director	2020	2023
Julie Klapstein	III	67	Director	2020	2023
Geoffrey Price	III	40	Chief Innovation Officer and Director	2012	2023
Mike Pykosz	I	40	Chairman, Chief Executive Officer and Director	2012	2024
Robbert Vorhoff	I	43	Lead Director	2015	2024
Srdjan Vukovic	I	39	Director	2015	2024

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology.

The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and experience. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. For example, four members of the Board are female and three members self-identify as ethically or culturally diverse. While the Nominating and Corporate Governance Committee carefully considers diversity when determining Board composition, it has not established a separate formal policy regarding diversity. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications for our Board set forth in the Company’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Oak Street and its shareholders, and guide the long-term sustainable, dependable performance of Oak Street.

Subject to any earlier resignation or removal in accordance with the terms of our certificate, bylaws, Director Nomination Agreement (as defined and discussed below) with General Atlantic LLC (collectively, “General Atlantic”) and Newlight Harbour Point SPV, LLC (“Newlight” and, together with General Atlantic, our “Lead Sponsors”), our Class I directors will serve until this first Annual Meeting of shareholders, our Class II directors will serve until the second annual meeting of shareholders, and our Class III directors will serve until the third annual meeting of shareholders. In addition, our certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon; provided, however, that at any time when the Lead Sponsors beneficially own, in the aggregate, less than 40% of our common stock then outstanding, all directors, including those nominated by a Lead Sponsor, may be removed only for cause upon the affirmative vote of at least 66 2/3% of the voting power of our outstanding shares of stock entitled to vote thereon.

In addition, at any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, such Lead Sponsors will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. The listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Director Nomination Agreement provides that so long as General Atlantic has the right to nominate at least one director and any such nominee is serving on our Board, General Atlantic may designate one director who shall have the tie-breaking vote (the “Tie-Breaking Director”) if the Board is deadlocked on any matter requiring the approval of the Board. Robbert Vorhoff is currently the Tie-Breaking Director.

Director Nomination Agreement

In connection with our initial public offering (the “IPO”), we entered into a Director Nomination Agreement with the Lead Sponsors (the “Director Nomination Agreement”) that provides each the right to designate nominees for election to our Board. The Lead Sponsors may also assign their designation rights under the Director Nomination Agreement to an affiliate.

The Director Nomination Agreement provides each Lead Sponsor the right to designate: (i) three of the nominees for election to our Board for so long as such Lead Sponsor beneficially owns at least 20% of our common stock then outstanding; (ii) two of the nominees for election to our Board for so long as such Lead Sponsor beneficially owns less than 20% but at least 10% of our common stock then outstanding; and (iii) one of the nominees for election to our Board for so long as such Lead Sponsor beneficially owns less than 10% but at least 5% of our common stock then outstanding. The Lead Sponsors agreed in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated. At any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, such Lead Sponsors will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Lead Sponsors shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Lead Sponsor’s beneficial ownership at such time. The Director Nomination Agreement prohibits us from increasing or decreasing the size of our Board without the prior written consent of the Lead Sponsors. In addition, the Director Nomination Agreement provides that so long as General Atlantic has the right to nominate at least one director and any such nominee is serving on our Board, General Atlantic may designate one director as Lead Director who shall have the tie-breaking vote if the Board is deadlocked on any matter requiring the approval of the Board. The Director Nomination Agreement with the Lead Sponsors will terminate at such time as each Lead Sponsor owns less than 5% of our outstanding common stock.

The members of our Board nominated by General Atlantic are Robbert Vorhoff, Paul Kusserow and Julie Klapstein, the members of our Board nominated by Newlight are Srdjan Vukovic, Cheryl Dorsey and Dr. Regina Benjamin. Carl Daley, who was the representative nominated under our director nomination agreement with Humana that terminated during 2021, retired from our Board in September 2021. We and Humana mutually agreed the two organizations could retain their strategic alignment without a Humana representative on the Board.

Shareholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. For the 2022 Annual Meeting, nominations may be submitted to Oak Street Health, Inc., 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603, Attn: Chief Legal Officer and Secretary, and such nominations will then be forwarded to the Chairman of the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on January 27, 2023 and not earlier than the close of business on December 28, 2022. Recommendations must also include certain other procedural requirements as specified in our bylaws.

When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Dr. Mohit Kaushal	II	43	Director	2018	2022	2025
Kim Keck	II	57	Director	2020	2022	2025
Paul Kusserow	II	60	Director	2018	2022	2025
Dr. Griffin Myers	II	40	Chief Medical Officer of Provider Engagement and Director	2012	2022	2025

Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

The Board recommends that you vote “FOR” each of the director nominees.

Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting

Dr. Mohit Kaushal has been a member of our Board since 2018. Dr. Kaushal is a Senior Advisor at General Atlantic, where he started as a consultant in 2014, and an adjunct professor at Stanford University, a position he has held since 2014. Dr. Kaushal is also a Scholar in Residence at the Duke Margolis Center for Health Policy, a position he has held since 2016. Prior to this, Dr. Kaushal was a Visiting Scholar at The Brookings Institution, a research group, a Partner at Aberdare Ventures, a venture capital firm, from 2013 until 2014, and a Chief Strategy Officer and Executive Vice President of Business Development at West Health Investment Fund, a healthcare research company, from 2010 until 2013. Dr. Kaushal also worked with the Obama administration, where he was a member of the White House Health IT task force. Dr. Kaushal currently serves on the board of The Oncology Institute, Inc. (TOI), several private healthcare companies and several nonprofits. Dr. Kaushal previously served on the board of Universal American Corp., which was acquired by Wellcare Health Plans, Inc., a publicly traded healthcare company, DFBH Healthcare Acquisition Corp., a publicly traded special purpose acquisition company and several other private companies. Dr. Kaushal received an M.B.A. from Stanford Graduate School of Business, and an M.D. with distinction and B.Sc. from the Imperial College of Science, Technology and Medicine. Dr. Kaushal is a valuable member of our Board because of his experience in the healthcare industry and because of his experience on other healthcare companies’ boards.

Kim Keck has been a member of our Board since 2020. Ms. Keck is President and Chief Executive Officer of the Blue Cross Blue Shield Association (BCBSA), a national federation of 34 independent, community-based and locally operated Blue Cross and Blue Shield companies, a position she has held since January 2021. Prior to joining BCBSA, she served as President and Chief Executive Officer of Blue Cross & Blue Shield of Rhode Island since 2016. Ms. Keck also held several leadership roles at Aetna, a healthcare company, from 2001 to 2016, including Senior Vice President from 2010 to 2016. Ms. Keck served on the Board of Directors for Prime Therapeutics, and served as Board Chair from 2018 to 2020. In January 2021, Ms. Keck was appointed to Evolent Health’s Board of Directors and continues to serve in that role. Ms. Keck received a B.A. in Mathematics from Boston College and an MBA in Finance from the University of Connecticut and is a Chartered Financial Analyst. Ms. Keck is a valuable member of our Board because of her extensive leadership experience in the healthcare industry and her experience serving on another healthcare company’s board.

Paul Kusserow has been a member of our Board since 2018. Mr. Kusserow serves as the Chairman and Chief Executive Officer at Amedisys, Inc., a publicly traded home healthcare and hospice company, since 2014. Prior to Amedisys, Mr. Kusserow was the Vice Chairman and President of Alignment Healthcare, Inc., an integrated care management and Medicare Advantage plan, in 2014. Mr Kusserow was the Senior Vice President, Chief Strategy, Innovation and Corporate Development Officer at Humana Inc., a publicly traded health insurance company, from 2009 through 2013. Prior to that, Mr. Kusserow was a Managing Director and Chief Investment Officer at Ziegler HealthVest Fund, a healthcare investment company, from 2007 until 2009. He started his career at McKinsey and Company, Inc. Mr. Kusserow currently serves on the boards of Amedisys, Picwell, Inc. and Matrix Medical Network. Mr. Kusserow previously served on the boards of New Century Health, Inc., Connecture Inc. and AxelaCare Holdings, Inc., as well as Availity, Inc. and Healthsense, Inc., where he was Chairman of both boards. Mr. Kusserow received a M.A. with honors in English literature and language from the University of Oxford, where he was a Rhodes Scholar, and a B.A. in Religious Studies from Wesleyan University, Phi Beta Kappa, where he was an Olin Fellow and Brown Scholar. Mr. Kusserow is a valuable member of our Board due to his experience as an executive at several large healthcare companies and as the Chief Executive Officer of a public healthcare services company.

Dr. Griffin Myers has served as our Chief Medical Officer of Provider Engagement and a member of our Board since he co-founded the Company in 2012. Dr. Myers is also a Research Associate at Harvard Medical School, a position he has held since 2018, an Adjunct Instructor in the Department of Emergency Medicine at Northwestern University’s Feinberg School of Medicine, a position he has held since 2014, a Health Innovations Fellow at think tank The Aspen Institute, a position he has held since 2018. Prior to this, Dr. Myers was a Scholar in the Presidential Leadership Scholars in 2017, was a Clinical Fellow at Harvard Medical School from 2010 until 2014, and a Project Leader at Boston Consulting Group from 2007 until 2010. Dr. Myers received an M.B.A. from the University of Chicago—Booth School of Business, an M.D. from the University of Chicago Pritzker School of Medicine and a B.S. in Chemistry from Davidson College. Dr. Myers is a valuable member of our Board because of his experience as the Company’s co-founder and Chief Medical Officer and because of his experience in the medical field.

Continuing Directors

Dr. Regina Benjamin has been a member of our Board since 2020. Dr. Benjamin is currently the founder and Chief Executive Officer of BayouClinic, Inc., a Federally Qualified Health Center Look-Alike clinic in Alabama which Dr. Benjamin founded in 1990. Dr. Benjamin served as the 18th United States Surgeon General and Vice Admiral of the U.S. Public Health Service from 2009 to 2013. During such period, Dr. Benjamin also served as the Chair of the National Prevention, Health Promotion, and Public Health Council, which consists of 17 cabinet-level Federal agencies that released the first ever National Prevention Strategy, a roadmap for health. In addition, since September 2013, Dr. Benjamin has served as the NOLA.com/Times Picayune Endowed Chair in Public Health Sciences at Xavier University of Louisiana. Dr. Benjamin also currently serves on boards of directors of Kaiser Foundation Hospitals and Health Plan, where she serves on its Community Health and Quality Committees, a position she has held since 2015 where she serves on the Renumeration and Nomination Committees as well as Ascension Health Alliance, where she serves on the Finance and Diversity and Inclusion Committees. In addition, Dr. Benjamin also currently serves on the board of Computer Programs and Systems, Inc., where she serves on its Audit, Nomination and Innovation and Technology Committees, Doximity, Inc., where she serves on its Audit and Nomination Committees and ConvaTec Group plc, where she serves on its Renumeration and Nomination Committees and, in the last five years, Dr. Benjamin served on the board of Diplomat Pharmacy Inc. and Alere Inc., where she also served on its Nominating and Corporate Governance Committee. Dr. Benjamin received a bachelor’s degree from Xavier University in New Orleans, an M.D. from the University of Alabama at Birmingham, and an M.B.A. from Tulane University. Dr. Benjamin is a valuable member of our Board due to her unique experience as United States Surgeon General, over 30 years of experience as a physician, and experience on the boards of other healthcare companies.

Cheryl Dorsey has been a member of our Board since 2020. Ms. Dorsey has been the president of Echoing Green, a global social venture fund, since 2002. Prior to this, Ms. Dorsey served as a White House Fellow from

1997 to 1998, serving as Special Assistant to the U.S. Secretary of Labor, advising the Clinton Administration on health care and other issues. She was later named Special Assistant to the Director of the Women’s Bureau of the U.S. Labor Department. She most recently served as Vice-Chair of the President’s Commission on White House Fellowships from 2009-2017, after serving as a team member of the Innovation and Civil Society subgroup of the Obama Presidential Transition’s Technology, Innovation, and Government Reform Policy Working Group. She was named one of “America’s Best Leaders” in 2009 by U.S. News & World Report and the Center for Public Leadership at the John F. Kennedy School of Government at Harvard University. For 2010 and 2011, she was named as one of The Nonprofit Times’ “Power and Influence Top 50.” Ms. Dorsey currently serves on the board of Northeast Bancorp and The Bridgespan Group. Ms. Dorsey is a valuable member of our Board due to her extensive leadership experience and her experience in the U.S. government.

Julie Klapstein has been a member of our Board since 2020. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, a health information network optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Ms. Klapstein served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She was the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein has more than thirty years of experience in the healthcare information technology industry including executive roles at various healthcare companies. Ms. Klapstein currently serves on the boards of Amedisys, where she serves on the Governance and Quality committees, and where she is chair of the compensation committee, NextGen Healthcare, where she is on the Compensation and Audit committees, and Multiplan Corporation where she is on the audit committee. She also currently serves on the board of directors for two private companies. Ms. Klapstein previously was a director for two public companies, Annie’s Homegrown/Annies, Inc. from January 2012 to September 2014, where she served on the Governance, Compensation, and Audit committees, and Standard Register Inc. from April 2011 to November 2014, where she served on the Governance, Compensation, and Audit committees. She also has been a director for multiple private companies. Ms. Klapstein received a bachelor’s degree from Portland State University in Portland, Oregon. Ms. Klapstein is a valuable member of our Board because of her extensive experience in management, specifically in the healthcare industry, knowledge of healthcare information technology and public company board experience.

Geoffrey Price has served as our Chief Innovation Officer since January 2022 and as a member of our Board since he co-founded the Company in 2012. Prior to January 2022, Mr. Price was our Chief Operating Officer from the time he co-founded the Company in 2012. Prior to co-founding Oak Street Health, Mr. Price was a Project Leader from 2012 until 2013 and a consultant from 2010 to 2012 at Boston Consulting Group. Mr. Price received an M.B.A. from Harvard Business School and a B.S. in Engineering from the University of Illinois. Mr. Price is a valuable member of our Board because of his experience in the health care industry as the Company’s co-foundr and Chief Operating Officer.

Mike Pykosz has served as our Chief Executive Officer and Chairman of our Board since he co-founded the Company in 2012. Prior to co-founding Oak Street Health, Mr. Pykosz was a Principal at Boston Consulting Group, a consulting firm, from 2007 until 2013. Mr. Pykosz received a J.D. from Harvard Law School and a B.S. in Biochemistry from the University of Notre Dame. Mr. Pykosz is a valuable member of our Board because of his experience in the health care industry and as the Company’s co-founder and Chief Executive Officer.

Robbert Vorhoff has been a member of our Board since 2015. Mr. Vorhoff is a Managing Director, Management Committee member and the Global Head of Healthcare at General Atlantic, an investment management firm, in New York City. Before joining General Atlantic in 2003, Mr. Vorhoff worked at Greenhill & Co., an investment bank, first in the mergers & acquisitions and restructuring advisory group, then in the private equity group, Greenhill Capital Partners. Mr. Vorhoff is currently a member of the board of several private healthcare companies, including Alignment Healthcare, Equality Health, Included Health ~~(Doctor on Demand)~~, Marathon Health, OneOncology, Stellar Health, and Vida Health. Mr. Vorhoff previously was a member of the boards of Align Networks, Alternate Solutions Health Network, A Place for Mom, eviCore Healthcare, Landmark Health, and MedExpress. Mr. Vorhoff received a B.S. in Commerce with a concentration in Finance from the McIntire School of Commerce at the University of Virginia. Mr. Vorhoff is a valuable member of our Board because of his private equity experience and his experience on other healthcare companies’ boards.

Srdjan Vukovic has been a member of our Board since 2015. Mr. Vukovic is a Partner at Newlight Partners LP, an investment firm, where he has been employed since 2018. Prior to that Mr. Vukovic worked at Soros Fund Management, an investment firm, from 2006 until 2018, and prior to that, was an analyst at Merrill Lynch, a financial services firm. Mr. Vukovic currently serves on the board of several private companies, including Zing Health Holdings, Inc. Mr. Vukovic previously served on the board of Zenium Data Centers, until it was acquired in 2017, Narragansett Bay Insurance Company, until it was sold and became a wholly owned subsidiary of a publicly traded company, and on the boards of several private insurance companies. Mr. Vukovic received a B.S. in Finance and Actuarial Science from New York University. Mr. Vukovic is a valuable member of our Board because of his private equity experience and because of his experience on other companies’ boards.

Independence Status

The listing standards of the New York Stock Exchange (the “NYSE”) require that, subject to specified exceptions described below under the subsection entitled “Controlled Company Status,” each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has also determined that Messrs. Vorhoff, Vukovic, Kaushal and Kusserow and Ms. Dorsey, Ms. Keck, Ms. Klapstein and Dr. Benjamin meet the requirements to be independent directors. In making this determination, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our common stock.

Board Meetings and Committees

For the year ended December 31, 2021, our Board held four regular meetings and two special meetings. Our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Compliance Committee and Quality Committee held six, four, two, four and three meetings, respectively during 2021. In 2021, except as set forth below during such director’s tenure, each director attended at least 75% of the aggregate of (i) meetings of the Board and (ii) applicable committees on which such director served in each case during 2021. Ms. Dorsey missed one Audit Committee meeting due to a conflict arising from such meeting being scheduled prior to her appointment to the Audit Committee. Per our Corporate Governance Guidelines, directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve.

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Compliance Committee and a Quality Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Compliance Committee	Quality Committee
Mike Pykosz
Geoffrey Price					X
Dr. Griffin Myers
Dr. Regina Benjamin					X(Chair)
Cheryl Dorsey	X		X	X
Dr. Mohit Kaushal	X			X(Chair)
Kim Keck	X(Chair)				X
Julie Klapstein		X(Chair)		X
Paul Kusserow		X	X(Chair)
Robbert Vorhoff		X	X
Srdjan Vukovic		X

Audit Committee

The Audit Committee is responsible for, among other matters:

1)	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2)	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3)

discussing the scope and results of the audits with our independent registered public accounting firm and reviewing, with management and that accounting firm, our interim and year-end operating results;

4)	reviewing our policies on risk assessment and risk management;

5)

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

6)	reviewing the adequacy of our internal control over financial reporting;

7)	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

8)

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

9)	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

10)	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

11)	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

12)	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Our Board has affirmatively determined that Ms. Dorsey, Ms. Keck and Dr. Kaushal meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. In addition, our Board has determined that Ms. Keck qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Vukovic served on our audit committee until August 5, 2021, at which time Ms. Dorsey joined the audit committee. The written charter for our Audit Committee is available at our corporate website at investors.oakstreethealth.com. Our website is not part of this notice.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

1)	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

2)	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

3)	reviewing and approving the compensation of our other executive officers;

4)	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

5)	conducting the independence assessment outlined in the NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

6)	annually reviewing and reassessing the adequacy of the Compensation Committee charter in its compliance with the listing requirements of the NYSE;

7)	reviewing and establishing our overall management compensation, philosophy and policy;

8)	overseeing and administering our compensation and similar plans;

9)	reviewing and making recommendations to our Board with respect to director compensation; and

10)	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Our board has affirmatively determined that Ms. Klapstein, Mr. Kusserow, Mr. Vorhoff and Mr. Vukovic each meet the definition of “independent director for purposes of serving on a Compensation committee. The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at investors.oakstreethealth.com. Our website is not part of this notice.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters:

1)	developing and recommending to our Board criteria for board and committee membership;

2)

subject to the rights of the Lead Sponsors under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

3)	developing and recommending to our Board best practices and corporate governance principles;

4)	developing and recommending to our Board a set of corporate governance guidelines; and

5)	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Our board has affirmatively determined that Mr. Kusserow, Ms. Dorsey and Mr. Vorhoff each meet the definition of “independent director” for purposes of serving on a Nominating and Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at investors.oakstreethealth.com. Our website is not part of this notice.

Compliance Committee

The Compliance Committee is responsible for, among other matters:

1)	identifying, reviewing and analyzing laws and regulations applicable to the Company;

2)	recommending to the Board, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

3)	reviewing significant compliance risk areas identified by management;

4)	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

5)	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing the Company’s non-financial compliance programs; and

6)	reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

Quality Committee

The Quality Committee is responsible for, among other matters:

1)	monitoring and providing leadership with respect to the quality of care provided in our centers;

2)	monitoring and evaluating patient safety programs and initiatives;

3)

reviewing and discussing with senior management the adequacy and effectiveness of the Company’s quality of care and patient safety programs and initiatives and consider recommendations for improvement thereof; and

4)

receiving reports from senior management as frequently as appropriate summarizing significant (a) deviations from the Company’s quality of care and patient safety standards; (b) corrective and preventative actions and (c) other matters deemed relevant by the Quality Committee.

Board Leadership Structure

The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent, Lead Sponsor-affiliated and management directors that make up our Board, along with the role of our Chairman and our Board committee composition, benefits Oak Street and its shareholders.

Independence; Board Mix

Our Board has an effective mix of independent and management directors. Our Board includes eight independent directors and three members of management, including our current Chairman, Mike Pykosz.

Chairman and Lead Director

The Chairman of the Board, Mike Pykosz, also serves as our Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for Oak Street Health at this time because (i) this structure has had a longstanding history with Oak Street Health, which the Board believes has served our shareholders well through various economic cycles and business challenges; (ii) the Board believes Mr. Pykosz’s unique business experience and history with Oak Street Health makes it appropriate for him to serve in both capacities; and (iii) the Board believes its corporate government processes and committee structures preserve Board independence by ensuring independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

The Board believes that it will be beneficial to Oak Street Health and its shareholders to designate one of the directors as a Lead Director. The Lead Director serves a variety of roles including presiding at the executive sessions of independent directors and at all other meetings of the Board at which the Chairman of the Board is not present and calling an executive session of non-employee directors at any time, consistent with our Corporate Governance Guidelines. Robbert Vorhoff is our Lead Director.

Hedging Transactions

Pursuant to a written policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including hedging or monetization transaction mechanisms including such as the use of financial instruments including, for example, prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board as a whole and through its committees oversees our risk management program, which is designed to identify, evaluate, and respond to our high priority risks and opportunities, with senior management regularly reporting on areas of material risk. Our Board regularly reviews information regarding our strategy, finances, liquidity, operations, legal, compliance and regulatory developments, and our competitive environment, as well as the risks related to these matters. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company and provides regular updates to the Board Committees and the full board on the risk management program and reports on the identified high priority risks and opportunities.

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The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years.

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The Nominating and Governance Committee oversees the management of risks associated with the independence of the members of our Board, managing conflicts of interest and other governance related matters.

•	The Compensation Committee oversees risks relating to our compensation plans and arrangements.

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The Compliance Committee focuses on risks arising out of the extensive Medicare and other healthcare regulations that govern our operations and our relationships with our patients. Like the Audit Committee, the Compliance Committee also periodically meets with members of our information technology department to assess information security risks (including cybersecurity risks) and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business.

•	The Quality Committee focuses on risks arising from the quality of care provided to our patients and the health and safety aspects of our clinical operations.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Conduct is available on our website at investors.oakstreethealth.com/governance/governance-documents/. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.

Environmental, Social, and Governance (“ESG”) and Impact

At Oak Street Health, we believe the success of our business is intertwined with our impact on and relationships with our employees, customers, suppliers, and the communities we serve, as well as the accountability of our leadership to shareholders and our impact on the environment. All Board committees share responsibility for ESG decision-making and the oversight of management’s implementation of ESG initiatives. As a part of their general responsibility for overseeing the Company’s corporate strategy and approach to enterprise risk management, the Board and its committees regularly engage with, and hear from, senior management on various ESG-related issues and consider the potential impact of such issues on the long-term sustainability of the Company. Recent discussions have focused on topics such as the health and wellbeing of Company employees and patients (particularly in the midst of the COVID-19 pandemic), talent recruitment, board diversity, community involvement, employee engagement and diversity, equity, and inclusion.

We measure our impact, in part, based on outcomes for our patients, the communities we serve, and the U.S. healthcare system. Our care model has consistently demonstrated outstanding clinical results, removed costs and delivered an industry-leading patient experience. By reducing utilization of high-cost, and often unnecessary, episodes of care and focusing on providing less expensive preventive care to our patients, we can reduce instances of expensive emergency care and hospitalization, which lowers the overall cost of care in the healthcare system. As we deliver on keeping our patients healthier, we capture the cost savings and drive our profitability. And as we have expanded across the country, we have targeted working class and underserved communities whose residents need—and deserve—the care that Oak Street Health provides. In fact, as of December 31, 2021, approximately 42% of our patients qualify for both Medicare and Medicaid.

More broadly, we have undertaken a number of ESG strategies and set goals to further what we believe to be the drivers of our success, including strategies and goals to promote diversity, equity, and inclusion in our workforce, initiatives to engage and protect the health and well-being of our employees, and concerted efforts to connect with and invest in our communities. With respect to our environmental initiatives, we recognize that environmental health and public health are interrelated, and we place a high priority on operating sustainably and mitigating our impact on the environment.

Our ESG initiatives and goals include, but are not limited to, the following:

Fostering an “Oaky” Culture

Our team has a steadfast commitment to executing on the mission and vision of our business. To achieve our goals, we have strived to create an “Oaky” culture centered around creating an unmatched patient experience, driving clinical excellence, taking ownership, fostering innovation and radiating positive energy. Our unique combination of talent and healthcare experience across a number of professional settings, as well as our team’s commitment to our “Oaky” culture, underpins our success in all that we do. As of December 31, 2021, the Company employed approximately 4,800 employees, including approximately 500 primary care providers. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be strong. Based on an internal survey of all of our primary care providers as of June 30, 2019, 95% of our primary care providers would recommend Oak Street Health as a great place to work.

Employee Health & Wellbeing

We also offer competitive benefits such as flexible health benefit options, a Health Savings Account plan, protection for the unexpected with Life and Accidental Death & Dismemberment insurance, Short and Long Term Disability and backup child care days, tax-favored benefits through Flexible Spending Accounts and Commuter Assistance. Finally, to support our employees’ overall well-being, we offer an Employee Assistance Program.

COVID-19 Pandemic Response

In response to the COVID-19 pandemic, we have taken the following actions to ensure the safety of our employees and their families and to address the physical, mental and social health of our patients:

•	Created a COVID-19 Response Team as of March 2020 that is supported by team members from across our organization to ensure a coordinated response to the pandemic;

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Re-opened all of our corporate offices as of summer 2021, which were temporarily closed since March 2020, with the expectation that our corporate work force will continue to work remotely at least part-time;

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Transitioned, in the earlier days of the pandemic, much of our center-based care to be delivered by our providers virtually through newly developed telehealth capabilities, and we continue to leverage our telehealth capabilities as a means of interacting with our patients to the extent an in-person visit is not required or preferred;

•	Made operational changes to the staffing and operations of our centers, which remained open as “essential” businesses, to minimize potential exposure to and transmission of COVID-19;

•	Acquired and deployed significantly greater amounts of personal protective equipment (“PPE”) to ensure the safety of our employees and patients;

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Operated our “COVID Care” program to actively monitor our patients for suspected COVID-19 infections with the goal of managing those symptoms to keep our patients safely out of the hospital unless and until necessary, due to the potential infection risks in the hospital environment;

•	Redeployed our contracted and employed drivers, who typically transport patients to our centers, to deliver food from food pantries to our patients to address food supply issues or challenges;

•	Offered free rapid COVID-19 tests to members of the Chicago community;

•	Relaunched focus on center-based care where appropriate for the patient

•	Launched an effort in January 2021 to vaccinate frontline healthcare workers (both employees of Oak Street Health and non-employees), our patients and other eligible members of our communities;

•	Required all employees, subject to religious and medical exemptions, to be vaccinated by October 2021 and encouraged boosters;

•	Administered more than 190,000 total COVID-19 vaccine doses as of December 31, 2021.

Diversity, Equity, and Inclusion

We recognize the importance of having a diverse and inclusive environment as part of our mission of transforming healthcare. We embrace and encourage diversity, equity and inclusion (“DE&I”) and strive to continuously improve. The following data comes from our latest annual report on Diversity, Equity and Inclusion at Oak Street Health (the “DE&I Annual Report”), which contains data for all Oak Street Health members as of September 2021. The Oak Street Health team is racially diverse: 35% of the Oak Street Health team identifies as Black or African American, 20% as Hispanic/Latino, 6% as Asian, 29% as White and 3% as more than one race.

This diversity is reflective of the communities we serve. Additionally, 75% of our employees identify as female, which is in-line with the healthcare workforce overall, and 75% of our providers identify as female versus the United States physician workforce of 43%.

To rebuild healthcare as it should be, and in recognition of the diversity among our employees, we strive to promote DE&I in our workforce and our greater community. We have set three overarching DE&I goals, and we publish a DE&I Annual Report to further transparency and accountability on our progress towards these goals. Below are our goals and select highlights of the progress we have made through the end of 2021.

Goal #1: Build a diverse and empowered team at all levels of our organization.

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We hired our first Director of Diversity, Equity and Inclusion, Charniece Tisdale. Charniece’s goals are to build organizational awareness of DE&I, set DE&I goals, and to integrate DE&I into all of our people systems and processes.

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We established two new People Resource Groups (PRGs)—The Alliance Network and Female Minorities in Medicine (FM^2) – to add to our three pre-existing PRGs (our Women’s PRG, Parents’ PRG, and LGBTQIA+ PRG). Our PRGs are focused on fostering diversity, inclusion and belonging within Oak Street Health.

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We launched the Executive Women in Leadership program for women in Senior Director+ roles across the organization. The goals of the program include building personal mastery skills, further developing executive acumen and fostering support and camaraderie among female executive leaders.

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We conducted a training on “Social Identity & Communicating Across Differences” with 100+ Oak Street Health employees, including those who work in our Centers, Treehouse leaders, and field leaders. To provide the training, Oak Street Health partnered with the Nova Collective, a Black-owned, women-owned company devoted to transforming organizational cultures.

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We gathered input to refine our vision for the future of Oak Street Health as a Great Place to Work, which included how to make Oak Street Health a more inclusive place to work. Our People Experience leadership team collected this feedback by hosting 15 sessions (in-person and virtual) with Center, Treehouse and Contact Center team members and by sending out an organization-wide survey. Our plan is to use our outputs to inform our HR Roadmap for 2022 & beyond.

Goal #2: Advance health equity for patients through outcomes and patient experience.

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We endorsed a Health Equity Pledge, in partnership with Health Evolution, which states that in the next 3 years, Oak Street Health pledges to collect, stratify, and review the race, ethnicity, language, and sex data for at least 50% of our patient populations.

•

We formed a DE&I Committee working group which works toward stopping the use of race-based estimated glomerular filtration rate for Black/African American patients for Chronic Kidney Disease testing. This is a step towards reducing health disparities by eliminating potential sources of bias in our clinical protocols.

•	Our Population Health DE&I working group implemented a new patient-facing race/ethnicity and preferred language data capture process on over 17,000 patients.

Goal #3: Improve communities through local investment, job creation and service.

•

Over 90 Oak Street Health employees, across the Treehouse, Centers, and the Contact Center, hosted a week-long celebration of Juneteenth in their respective regions, which culminated with local service events.

•	We launched a plan to build civic engagement and voter empowerment into the core framework of our care model and organizational strategy to proactively impact the health of the patients and communities we serve. As part of this initiative, a multidisciplinary working group at Oak Street Health partnered with regional leadership and identified Center Champions for approximately half of all Oak Street Health centers and established metrics to track voter activation and any improvement in outcomes in patients registered to vote.

•

Our Population Health and Clinical Quality teams hosted two summer college interns from the Chicago Scholars program, the largest college access, success, and leadership organization in Chicago. Oak Street Health was also a corporate sponsor for the the program’s 25th Anniversary Celebration in October 2021; the program serves more than 5,000 first-generation and low-income students and alums from communities around Chicago.

•

We implemented a Capital Expenditure Diversity Spending program with the intent of monitoring and promoting Oak Street Health’s spend with diversely-owned companies in expansion-related capital expenditures.

We have also established DE&I focus areas for 2022, which include the objectives of greater inclusion of DE&I in people process and policies (such as by implementing and/or refreshing DE&I training across all levels of the organization), enhancing DE&I data collection, providing consistent DE&I communication in order to increase DE&I awareness among employees, and increasing our employees sense of belonging (such as by increasing PRG awareness and engagement).

Talent Management and Engagement

Our focused approach to recruiting and developing talent helps us attract outstanding physicians, nurse practitioners, other Care Team members and regional leaders in order to continue to grow and scale our business. We believe that this approach has supported the creation of a strong pipeline of top tier talent for leadership roles within our company and provides a differentiated value proposition for our providers. We have created multiple programs (i.e. Executive Women in Leadership) to help us attract best-in-class teams and provide the necessary training to foster professional development. In recent years we have added a variety of training and development programs, including regional leadership development, in-house provider recruitment and a medical scribe program. We believe we have demonstrated a consistent ability to attract and retain top clinical talent given our unique value proposition to physicians and nurse practitioners. Further, we reward our employees with what we believe they need to succeed, including competitive salaries, performance-based bonus plans, Employee Stock Purchase Plan with a 15% discount and a 401K with a 4% company match. Our team members also have a deep understanding of the communities in which our patients live, as we strive to hire from within the local community.

Community Engagement

We make a concerted effort to invest and reinvest dollars to uplift the neighborhoods surrounding our 125+ centers, from supporting local civic engagement efforts and other initiatives to the revitalization of the areas where we build our community clinics (see, for example, our DE&I aligned community engagement initiatives, described above). With each center we have built, we have invested into the built environment of the local community, providing both jobs to community members as well as vital healthcare access and safe community spaces for seniors to gather, interact, and advance their lives. With each Center built, we typically invest more than $2 million into the built environment of the local community and create between 35 to 50 local jobs, including clinical, operational, customer service and community outreach positions. Moreover, we seek to hire teammates who live where we operate, providing jobs in many neighborhoods where meaningful employment opportunities can be limited. We hire from the neighborhoods we serve because we believe better patient experiences start from within our communities.

Ultimately, we strive to be a pillar of our community that serves the needs of all, from hosting events and activities in our community rooms (such as exercise, cooking, computer and painting classes) to serving as trusted, safe community spaces. We are particularly proud of how we have leveraged our deep community relationships to step up as a cross-sector community leader in times of need, such as during the height of the COVID-19 pandemic, when we delivered food and medication to patients and community members in need and championed equitable testing and vaccination efforts. Or when Hurricane Ida hit Louisiana in 2021, we delivered hot meals, bottles of water and hygiene bags to help residents in our communities who were in need.

Looking ahead, we are committed to strengthening these pillars of success, enhancing our impact, and fostering healthy and productive relationships with our key stakeholders.

Meetings of Non-Management Directors

In accordance with our Corporate Governance Guidelines, the non-management directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum do so annually.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the members of our Board and the Board or compensation committee of any other company.

Communications by Shareholders and Other Interested Parties with the Board

Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-Lead Sponsor directors as a group, by sending regular mail to:

Oak Street Health, Inc.

30 W. Monroe Street, Suite 1200

Chicago, Illinois 60603

ATTN: Board of Directors

c/o Chief Legal Officer and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Oak Street will receive the communications and process them before forwarding them to the addressee. Oak Street may also refer communications to other departments within Oak Street. Oak Street generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Oak Street.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Oak Street as of March 7, 2022:

Name	Age	Position

Mike Pykosz	40	Chief Executive Officer, Chairman and Director

Geoffrey Price	40	Chief Innovation Officer and Director

Dr. Griffin Myers	40	Chief Medical Officer of Provider Engagement and Director

Timothy Cook	40	Chief Financial Officer

Brian Clem	39	President & Chief Operating Officer

Robert Guenthner	50	Chief Legal Officer

Mike Pykosz is the Chief Executive Officer and the Chairman of our Board. His biography can be found above under “Board of Directors and Corporate Governance – Continuing Directors.”

Geoffrey Price is the Chief Innovation Officer and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance – Continuing Directors.”

Dr. Griffin Myers is the Chief Medical Officer of Provider Engagement and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance – Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting.”

Timothy Cook has served as our Chief Financial Officer since 2019. Prior to his position at Oak Street Health, Mr. Cook was the Chief Financial Officer of eviCore healthcare, a medical benefit management company that was acquired by Express Scripts Holdings in 2017, from 2016 until 2019. Prior to that, Mr. Cook was a Vice President—Healthcare at General Atlantic from 2010 to 2016, and he served in other financial consulting roles prior to that. Mr. Cook received an M.B.A. from Columbia Business School and a B.S. in Business Administration, Finance/ Economics from the University of Richmond.

Brian Clem has served as our President and Chief Operating Officer since January 2022. Prior to January 2022, Mr. Clem was the President of Oak Street Health from 2019, having joined the company in 2015 as a Divisional Vice President. Prior to joining Oak Street Health, Brian led the Medicare Advantage business from 2013 until 2015 at IU Health Plans, which is part of the Indiana University Health system. Prior to 2013, Brian served in leadership roles at Eli Lilly & Co., a global pharmaceutical company, beginning in 2004. Brian received an M.B.A. from Stanford University’s Graduate School of Business and a B.A. in Economics from Wabash College.

Robert Guenthner has served as our Chief Legal Officer since 2018. Prior to his role at Oak Street Health, Mr. Guenthner was the Senior Vice President and Chief Legal Officer from 2014 until 2017 at National Surgical Healthcare, an operator of surgical facilities that merged with the publicly traded Surgery Partners, Inc. in 2017. Prior to 2014, Mr. Guenthner was a partner at Dentons, a multi-national law firm and its predecessor firms, beginning in 2005. Mr. Guenthner received a J.D. and M.B.A. from Washington University in St. Louis and a B.S. in Finance and Marketing from the University of Dayton.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

As of December 31, 2021, we ceased to be an emerging growth company and, therefore, this year’s Proxy Statement includes additional detail regarding executive compensation that was previously not required, including (1) this Compensation Discussion and Analysis, (2) additional compensation tables that provide disclosure on “Grants of Plan-Based Awards,” “Options Exercised and Stock Vested” and “Potential Payments upon Termination,” and (3) an advisory vote on the preferred frequency of advisory shareholder votes on the compensation of our named executive officers, which is included as Proposal Three in this Proxy Statement.

The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers,” which consist of our principal executive officer, principal financial officer, and our next three other most highly compensated executive officers. For fiscal year 2021, our Named Executive Officers, were:

•	Mike Pykosz, Chief Executive Officer (principal executive officer);

•	Timothy Cook, Chief Financial Officer (principal financial officer);

•	Geoffrey Price, Chief Operating Officer (transitioned to Chief Innovation Officer as of January 1, 2022);

•	Brian Clem, President (transitioned to President and Chief Operating Officer as of January 1, 2022); and

•	Robert Guenthner, Chief Legal Officer.

Executive Summary

Our Compensation Committee has designed our compensation program to reflect its philosophy that executive compensation should be directly linked to performance, with the ultimate objective of increasing long-term shareholder value. The Compensation Committee works closely with its independent compensation consultant to ensure that our compensation policies and practices, as well as our executive compensation program as a whole, are consistent with market practice. The Compensation Committee believes that the design of our executive compensation program achieves its objective of aligning the financial interests of our Named Executive Officers with the creation of long-term stockholder value, as reflected by the pay outcomes in the 2021 fiscal year.

The 2021 fiscal year was a notable year for our Company, marked with significant milestones. We delivered strong performance on key financial and strategic initiatives in the 2021 fiscal year, with highlights including:

•	We successfully grew our patient base from approximately 97,000 patients as of December 31, 2020 to approximately 153,500 patients as of December 31, 2021;

•	We opened 50 new centers for the provision of healthcare services between January 1, 2021 and December 31, 2021;

•

We completed the issuance of $920 million aggregate principal amount of 0% convertible senior notes, including the exercise in full of the initial purchasers’ option to purchase up to an additional $120 million, in March 2021 in a private offering, providing us with available capital to implement key growth initiatives;

•	We increased total revenue by approximately 62%; and

•	We completed our acquisition of RubiconMD Holdings, Inc. in October, 2021.

The primary objective of our executive compensation program is to align the financial interests of our Named Executive Officers with the creation of long-term stockholder value. Key features of the program include:

•	Annual and long-term incentive plans designed to align executives’ pay with Company performance;

•	Consideration of robust compensation benchmarking against a peer group; and

•	Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process.

During the 2021 fiscal year, the Compensation Committee focused on responding appropriately to the continued business impacts of the pandemic while maintaining our pay-for-performance philosophy. The Compensation Committee approved the 2021 fiscal year annual cash performance awards for our Named Executive Officers of 69.25% of target incentive based on the Company’s performance against preset goals.

Additionally, in the first quarter of the 2021 fiscal year (six months after our IPO), we provided long-term incentive awards to Messrs. Cook, Clem and Guenthner as part of their annual compensation awards. These grants were a mix of stock options and restricted stock units, providing an appropriate balance of retention and performance-based pay. Messrs. Pykosz and Price did not receive equity grants in the 2021 fiscal year given that certain equity grants made prior to our IPO (in the form of profit interest units) were intended to represent multi-year grants.

2021 Executive Compensation Decisions

The Compensation Committee met throughout the course of the 2021 fiscal year and implemented the following pay practices:

•

Stock ownership guidelines that require that our Chief Executive Officer own shares worth six times his base salary, other Named Executive Officers own shares worth three times their base salary and Board members own shares worth five times their annual cash retainer;

•	A clawback policy whereby incentive-based compensation would be “clawed back” upon a material financial restatement resulting from fraud or intentional misconduct; and

•	Long-term incentives comprised of equity vehicles that align with shareholder interests.

Key Compensation Program Features and Governance Practices

Below are certain key features of our executive compensation program applicable to our Named Executive Officers and key compensation governance practices that strengthen the alignment of our Named Executive Officers’ interests with those of our shareholders:

Key Compensation Program Features

•	Mix of fixed and variable compensation, with a strong emphasis on variable, at-risk performance-based compensation;

•	Short- and long-term compensation opportunities with performance metrics tied to our strategy and performance;

•	Full-value stock-based awards with four-year vesting to promote retention;

•	We do not offer significant perquisites to our executives;

•

A clawback policy allowing for the “claw back” of discretionary and performance awards if an underlying performance measure or other metric considered by the Compensation Committee in approving an award is corrected, adjusted or deemed to be false; and

•	Stock ownership guidelines.

Key Compensation Governance Practices

•	No option repricing or cash buyout of underwater options without shareholder approval;

•

Stock ownership guidelines that require that our Chief Executive Officer own shares worth six times his base salary, other Named Executive Officers own shares worth three times their base salary and Board members own shares worth five times their annual cash retainer;

•	Engagement of an independent compensation consultant with no other ties to the Company or management;

•	Active engagement with investors;

•	No hedging or pledging of Company stock;

•	No tax gross ups for our Named Executive Officers.

Historical Compensation Decisions

Our compensation approach is necessarily tied to our stage of development as a company. Prior to August of 2020, Oak Street Health operated as a privately held company, Oak Street Health, LLC. Oak Street Health, LLC was formed as an Illinois limited liability company in 2012. We have been a high-growth company, experiencing revenue growth at an annual compound growth rate of 60% as of the last three fiscal years.

Historically, compensation decisions for our executive officers were approved by our non-employee Board of Directors based on the recommendations from our Compensation Committee, which in turn relied upon the recommendations of our Chief Executive Officer for executives other than himself. The recommendations of our Chief Executive Officer were based on satisfaction of pre-determined objective criteria and based on our Chief Executive Officer’s experience and a subjective assessment of the particular executive. As we have gained experience as a public company, the specific direction, emphasis and components of our executive compensation program have continued to evolve. For example, over time, we have reduced, and expect to continue to reduce, our reliance upon subjective determinations made by our Chief Executive Officer in favor of a more empirically-based approach that involves benchmarking the compensation paid to our executive officers against peer companies that we identify and the use of clearly defined objective targets to determine incentive compensation awards. Our Compensation Committee has engaged a compensation consultant to proactively assist the Compensation Committee in continuing to develop our executive compensation program, and in the future, we will look to assistance from this or other outside consultants and to programs implemented by comparable public companies in refining our compensation approach.

Compensation Philosophy and Objectives

Our compensation philosophy is to develop and maintain market-competitive compensation programs and relevant total rewards offerings that reflect the culture and values of Oak Street Health in order to make Oak Street Health the best place in healthcare to work and to recognize the value of our employees to our organization.

We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus variable payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:

•	attract and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	balance internal equity and reflect our culture and values;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives and that aligns our executives’ interests with those of our stockholders.

Our executive compensation program rewards team accomplishments while promoting individual accountability and depends on Company results, as well as business unit results and individual accomplishments. A portion of total compensation is placed at risk through annual performance bonuses and long-term incentives. As shown in the Summary Compensation Table below, in the 2021 fiscal year, the annual performance bonuses represented between 8% to 35% of the total compensation for our Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation with the potential for significant variability based on performance. As a high growth company that recently completed its IPO, our approach has been to provide relatively modest salaries and to emphasize long-term incentives through equity compensation with multi-year vesting schedules. We believe that this approach provides us with pay-for-performance and shareholder alignment over the long-term and allows us to differentiate pay based on performance, criticality of role, strategic value of position, and experience, among other factors.

We seek to promote a long-term commitment to the Company by our executives. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. In addition, the vesting schedules attached to equity awards, which are generally four years, reinforce this long-term orientation.

Compensation Committee Procedures

The Role of the Compensation Committee. Compensation for our Named Executive Officers and, at the option of the Compensation Committee, other officers and senior managers, is evaluated and determined by the Compensation Committee of our Board of Directors. The Compensation Committee currently consists of four directors considered independent under the applicable standards of the NYSE. Additional information regarding the Compensation Committee is disclosed under the section “Board Meetings and Committees—Compensation Committee” included elsewhere in this Proxy Statement.

The Compensation Committee views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action.

On an annual basis, our Board of Directors determines and sets the Company’s financial and strategic goals for the upcoming fiscal year. This includes setting Company-wide financial performance targets and individual performance objectives under our cash bonus plan. Then, typically during the first quarter of each fiscal year, the Compensation Committee meets to review Company and individual performance for the prior fiscal year in order to determine any base salary adjustments and set target awards under our cash bonus plan and stock incentive plan. Based on their review of performance in the prior fiscal year, the Compensation Committee also (i) confirms bonus payouts, if any, under the cash bonus plan, (ii) determines the amount and form of equity incentive compensation to be granted to each Named Executive Officer, and (iii) confirms the payouts, if any, under the stock incentive plan with respect to the target awards for the prior performance period.

The Compensation Committee held four meetings during the 2021 fiscal year, including one executive session without management present. The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Compensation Committee, as well as materials specifically requested by members of the Compensation Committee.

The Role of Management. The Company’s management assists the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing individual and company-wide performance targets and objectives, recommending salary levels and equity incentive grants, providing financial data on Company performance, providing calculations and reports on achievement of performance objectives and furnishing other information as requested by the Compensation Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding overall compensation policies and plans as well as specific compensation levels for the Company’s executive officers and other key employees, other than for himself. Members of management who were present during Compensation Committee meetings held in the 2021 fiscal year, and the first quarter of the 2022 fiscal year, included the Chief Executive Officer, Chief Legal Officer and Secretary, Chief Human Resources Officer, Vice President – Total Rewards, and Chief of Staff to the Chief Executive Officer. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present. The Compensation Committee does not delegate authority to approve executive officer compensation but does meet with and consider the recommendations of our Chief Executive Officer in approving executive officer compensation, other than that of the Chief Executive Officer.

The Role of the Independent Consultant. In order to ensure that we continue to remunerate our executives appropriately, the Compensation Committee has retained Pay Governance, LLC (“Pay Governance”) as its independent compensation consultant to review its policies and procedures with respect to executive compensation. Pay Governance assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. The Compensation Committee retains the right to modify or terminate its relationship with Pay Governance or select other outside advisors to assist the Compensation Committee in carrying out its responsibilities. Pay Governance did not provide any other services to the Company or its affiliates during the 2021 fiscal year or during the 2022 fiscal year to date and the Compensation Committee determined that engaging and retaining Pay Governance did not create any conflicts of interest.

Say-on-Pay

We did not hold an advisory vote on executive compensation in the 2021 fiscal year but expect to take such action in the future. Both our Compensation Committee and the Board of Directors periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and development, and will take into account the outcome of future non-binding advisory votes by our stockholders.

Peer Group Benchmarking

As noted above, the Compensation Committee engaged Pay Governance to prepare comparative compensation reports for the Compensation Committee in order to assist the Compensation Committee and the Company in setting compensation levels and targets for the Named Executive Officers, other members of senior management and non-employee directors. The Pay Governance comparative compensation reports were based upon publicly disclosed data from a peer group described below, as well as general industry compensation survey data. The comparative compensation reports also contained recommendations on the Company’s compensation policies for both our Named Executive Officers and senior management, and for its non-employee directors. Pay Governance also provided the Compensation Committee with detailed analysis on the Company’s compensation programs in terms of design, metrics and time horizons for payouts (including long-term incentive vesting schedules) to evaluate how the Company’s programs compare with (i) peer group companies and general industry data included within the benchmark data and (ii) Pay Governance’s assessment of best practices.

Representatives of Pay Governance participated in four of the Compensation Committee’s meetings during the 2021 fiscal year to describe and discuss the results of their analysis during the year. The Compensation Committee used the results of these reports and analysis in setting the compensation levels and target compensation awards, including performance- and service-based vesting criteria, where applicable, for the Company’s Named Executive Officers and directors for the 2021 fiscal year.

In recommending a peer group to the Compensation Committee, Pay Governance used the following targeted selection criteria: (a) companies with comparable business operations with a primary focus on healthcare services and/or healthcare technology, (b) companies with comparable revenue, revenue growth rates and market capitalization, and (c) companies completing relatively recent IPOs. The peer group used for benchmarking executive officer and non-employee director compensation in the 2021 fiscal year consisted of the following companies:

1Life Healthcare, Inc.	Accolade
American Well	Amedisys, Inc.
Aspen Technology	Change Healthcare, Inc.
Davita, Inc.	DexCom, Inc.
Chemed	HealthEquity, Inc.
HMS Holdings	Inovalon Holdings, Inc.
Insulet Corporation	Masimo Corporation
Envestnet	Guardant Health
LHC	Teladoc Health, Inc.
Omnicell	Paylocity
Progyny

In August 2021, the Compensation Committee approved changes to the peer group to more closely reflect the Company’s size and business focus. The peer group for the 2022 fiscal year (the “2022 Peer Group”) consists of the following companies:

1Life Healthcare, Inc.	agilon health, inc.
Alignment Healthcare, Inc.	Amedisys, Inc.
Cano Health, Inc.	Change Healthcare, Inc.
Davita, Inc.	DexCom, Inc.
GoodRx Holdings, Inc.	HealthEquity, Inc.
InnovAge Holding Corp.	Inovalon Holdings, Inc.
Insulet Corporation	Masimo Corporation
Privia Health Group	Bright Health Group, Inc.
Signify Health, Inc.	Teladoc Health, Inc.
Veeva Systems Inc.

At the time the 2022 Peer Group was approved, the Company’s revenue, market capitalization and number of employees was positioned at the 47th, 74th and 68th percentiles, respectively, compared to its peers.

Risks Arising From Compensation Programs

In conjunction with the Compensation Committee’s independent compensation consultant, Pay Governance, we conducted a risk assessment focused on our key compensation programs, policies and practices. The analysis was reviewed with the Compensation Committee. The review and analysis did not identify any compensation programs, policies or practices that create incentives to take risks that are reasonably likely to have a material adverse effect on our Company.

In reaching this conclusion, the Compensation Committee considered both the practices used to help mitigate risk including use of an appropriate peer group, a mix of short- and long- term incentives, performance metrics that correlated with our business strategy, best practices such as stock ownership guidelines, caps on cash incentive plan payouts, and the use of multi-year vesting schedules. In addition, the Compensation Committee provides close oversight of our compensation programs, including a significant level of engagement, self-assessment and executive session discussions.

Elements of Compensation

Our current executive compensation program, which was set by our Compensation Committee, consists of the following components:

•	base salary;

•	annual cash incentive awards linked to our overall performance;

•	periodic grants of long-term equity-based compensation, such as restricted stock units or options;

•	other executive benefits and perquisites; and

•	in some cases, employment agreements, which contain certain termination benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that they provide a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum expected level of compensation, while motivating our executives to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our Named Executive Officers, the mix of compensation is heavily weighted toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, as compensation is variable based on Company performance and ultimately aligned with stockholder interests.

Base Salary

The base salary established for each of our Named Executive Officers is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee and, in the case of Named Executive Officers other than our Chief Executive Officer, the Chief Executive Officer. Base salary is also designed to provide our Named Executive Officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee, and in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer determine market level compensation for base salaries based on our executives’ experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in the healthcare industry. This determination is informal and based primarily on the general knowledge of our Compensation Committee and in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer of the compensation practices within our industry.

With these principles in mind, base salaries are reviewed generally during the first quarter of the fiscal year by our Compensation Committee and may be adjusted from time to time based on the results of this review. In past years, our Compensation Committee and, in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer reviewed the performance of all executive officers, and based on this review and any relevant informal competitive market data made available to them during the past year (through informal discussions with recruiting firms, research and informal benchmarking against our Compensation Committee’s and, in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer’s, personal knowledge of the competitive market), set the executive compensation package for each executive officer for the coming year.

The annualized base salaries of our Named Executive Officers for the 2021 fiscal year were as follows:

Named Executive Officer	2021 Annualized Base Salary ($)
Mike Pykosz	$561,000
Timothy Cook	$408,000
Geoffrey Price	$510,000
Brian Clem	$400,000
Robert Guenthner	$350,000

The base salaries paid to our Named Executive Officers in the 2021 fiscal year are set forth in the Summary Compensation Table below.

Non-Equity Incentive Compensation

For the 2021 fiscal year, our Named Executive Officers were eligible to receive annual cash incentive awards, which are intended to reward them based on Company financial performance. Our Compensation Committee and Board assessed performance against goals and targets that were established for the fiscal year by our Board in the first quarter of the 2021 fiscal year. Each performance goal was assigned a “target” level of performance and certain of the performance goals for the 2021 fiscal year included a “stretch” level at which the award opportunity was capped, resulting in a payout scale of 0-170% of target. Achievement of the target performance level would earn the target award, and achievement at or above the stretch performance level (where applicable) would earn a multiple of the target opportunity. Achievements falling below the target or between the target and stretch levels would result in a pro-rated payout. If threshold levels are not achieved, the performance measure is not earned. The performance goals used to determine cash incentive awards for the 2021 fiscal year were based on EBITDA targets, at-risk patient count targets and quality-based goals.

The following chart summarized the performance metrics, weightings and criteria ranges, performance-based eligibility ranges, actual performance and eligible payout percentages for the components of the fiscal year 2021 cash incentive awards:

Metric	Weighting	Threshold	Target	Maximum	Actual Earned	Actual Earned %
Adjusted EBITDA	50%	($251,729)	($210,611)	($169,493)	($226,644)	61%
At-Risk Membership	50%	106,677	133,346	146,680	122,000	57%
Subtotal						59.25%
Kicker(1)						0%
Quality(2)					Gold	10%
Total Payout						69.25%

(1)	If both performance metrics achieve target performance or better, an additional 10% is awarded. This was not achieved in the 2021 fiscal year.
(2)	If the Company’s overall quality score is Gold, the highest level available, an additional 10% is awarded. This was achieved in the 2021 fiscal year.

The incentive opportunity for each Named Executive Officer is expressed as a percentage of base salary. Target annual incentive opportunities and related incentive payments for earned performance for the 2021 fiscal year were as follows:

Named Executive Officer	Annual Incentive Target (% of Base Salary)	Annual Incentive Target ($)	Actual Annual Incentive Earned (% of Target)	Actual Annual Incentive Earned ($)
Mike Pykosz	80%	$448,800	69.25%	$310,794
Timothy Cook	75%	$306,000	69.25%	$211,905
Geoffrey Price	75%	$382,500	69.25%	$264,881
Brian Clem	75%	$300,000	69.25%	$196,096
Robert Guenthner	60%	$210,000	69.25%	$141,575

Long-Term Equity-Based Compensation

Our Compensation Committee and Board believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our Named Executive Officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, our Compensation Committee and Board believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. To that end, we have awarded our Named Executive Officers with equity-based compensation in the form of stock options and restricted stock units. Our Compensation Committee and Board believe equity awards provide executives with a significant long-term interest in our success by rewarding the creation of stockholder value over time. Equity grants for Named Executive Officers approved in 2022 have been at least 50% performance-based and, in the case of our Chief Executive Officer, 100% performance-based. Our Compensation Committee expects future grants to Named Executive Officers to be at least 50% performance-based as well.

Our Compensation Committee considers competitive market data as one of many factors taken into consideration when determining the size of equity grants for our executive officers. Our Compensation Committee also considers the executive officer’s current position with our company, the size of their total compensation package and the amount of existing vested and unvested equity awards, if any, then held by the employee.

Other Benefits and Perquisites

In addition to the benefits discussed above, our Board has adopted the 2020 Employee Stock Purchase Plan (the “ESPP”). The ESPP authorizes the grant of options to employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Internal Revenue Code (the “Code”). Each offering period is approximately six months in duration commencing on January and July 1 of each year and terminating on June 30 or December 31 of the same year. The ESPP allows participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the grant date or purchase date. As of December 31, 2021, 125,859 shares of common stock have been purchased under our ESPP.

We also provide the following benefits to our executive officers on the same basis as other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

We believe these benefits are generally consistent with those offered by companies with which we compete for talent.

We also provide supplemental long-term disability insurance to a group of our executives, including our Named Executive Officers.

Employment Agreements and Severance

We believe that a strong, experienced management team is essential to the best interests of the Company and our shareholders. We have entered into employment agreements with our Named Executive Officers which provide for certain benefits upon a qualifying termination of employment. These benefits, which are payable only if the executive is terminated by the Company without “cause” or if the Named Executive Officer terminates their employment for “good reason,” each as defined in the Named Executive Officer’s employment agreement, are described and quantified under the heading “Employment Agreements” below.

Executive Stock Ownership

Our executive officers must own shares of our common stock in an amount equal to a multiple of their base salaries. Stock ownership aligns management’s interests with those of our stockholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, our Chief Executive Officer must own shares worth six times his base salary and the other executive officers must own shares worth either two or three times, depending upon their position, their base salaries. Executive officers who become subject to the guidelines have five years from the date of hire or change in status, whichever is later, to comply with the ownership requirements, but must retain all options and equity grants until required ownership levels are met. Each of our Named Executive Officers is in compliance with the guidelines.

Clawback Policy

In the 2021 fiscal year, we adopted a policy allowing our Compensation Committee to “claw back” performance-based and discretionary awards if an underlying performance or other metric considered by the Compensation Committee in approving an award is corrected, adjusted or deemed to be false.

Hedging Transactions

Pursuant to a written policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including hedging or monetization transaction mechanisms such as the use of financial instruments including prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Section 162(m) Compliance

Section 162(m) of the Code generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million. Although we believe that tax deductibility of executive compensation is an important consideration, our Compensation Committee in its judgement may, nevertheless, authorize compensation payments that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate. We do not provide tax gross ups for our Named Executive Officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Julie Klapstein

Paul Kusserow

Robbert Vorhoff

Srdjan Vukovic

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the three most recent fiscal years earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)(5)	Stock Awards(2)(6)	Nonequity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Mike Pykosz, Chief Executive Officer	2021	$561,000	$—	$—	$—	$310,794	$14,696	$886,490
	2020	$579,319	$—	$25,339,908	$47,225,364	$392,700	$11,400	$73,548,692
	2019	$474,731	$—	$1,270,274	$—	$637,560	$11,200	$2,393,765
Timothy Cook, Chief Financial Officer	2021	$408,000	$—	$999,990	$999,995	$211,905	$8,132	$2,628,023
Geoffrey Price, Chief Operating Officer	2021	$510,000	$—	$—	$—	$264,881	$14,696	$789,577
	2020	$526,654	$51,145	$15,393,149	$37,211,619	$306,000	$11,400	$53,499,967
	2019	$439,255	$—	$1,018,761	$—	$454,738	$11,200	$1,923,999
Brian Clem, President	2021	$376,200	$—	$799,992	$799,996	$196,096	$14,950	$2,187,234
Robert Guenthner, Chief Legal Officer	2021	$340,173	$—	$399,996	$399,998	$141,575	$10,874	$1,292,616

(1)

For the 2021 fiscal year, the amounts reported in this column represent the aggregate grant date fair value of stock options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“Topic 718”). The assumptions used in calculating the grant date fair value of the stock options reported in this column pursuant to Topic 718 are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be ultimately realized by the Named Executive Officers for the option awards. For further detail regarding these awards, see “Pay Mix.”

(2)

For the 2021 fiscal year, the amounts reported in this column represent the aggregate grant date fair value of restricted stock units calculated in accordance with Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units pursuant to Topic 718 reported in this column are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For further detail regarding these awards, see “Pay Mix.”

(3)

Amounts represent the amount earned by each of our Named Executive Officers under the performance-based cash incentive bonus provided for under the Company’s management bonus plan. For further detail regarding these payments, see “Pay Mix—Non-Equity Incentive Compensation.”

(4)

For the 2021 fiscal year, amounts represent, (i) with respect to Messrs. Pykosz, Cook, Price, Clem, and Guenthner, matching contributions under our 401(k) plan in the amount of $11,600, $4,518, $11,600, $11,600, and $10,874, respectively, and (ii) with respect to Messrs. Pykosz, Cook, Price and Clem, supplemental long-term disability premiums paid by the Company in the amount of $3,096, $3,614, $ 3,096 and $3,350, respectively.

(5)

For the 2019 fiscal year, the amounts reported in this column represent the grant date fair value of the incentive units granted to the Named Executive Officers in the 2019 fiscal year computed in accordance with Topic 718. All incentive units granted to the Named Executive Officers in the fiscal year 2019 were converted to common stock and options to purchase our common stock at the time of the Organizational Transactions. For the 2020 fiscal year, the amounts reported represent the grant date fair value of stock options granted to the Named Executive Officers in the 2020 fiscal year as a part of the pre-IPO equity conversion. The assumptions used in calculating the grant date fair value of the stock options reported in this column pursuant to Topic 718 are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be ultimately realized by the Named Executive Officers for the incentive units. See “Pay Mix.”
(6)

The amounts reported in this column represent the grant date fair value of (i) restricted stock units granted to the Named Executive Officers in the 2020 fiscal year and (ii) restricted common stock granted to the Named Executive Officers in the 2020 fiscal year as a part of the pre-IPO equity conversion. Of the dollar value reported in this column, approximately $26.0 million for each of Messrs. Pykosz, Price and Myers represents restricted common stock that was issued in the Organizational Transactions as part of the pre-IPO equity conversion of incentive units that had been granted prior to the 2020 fiscal year with modified vesting terms. At the time of grant, these pre-IPO incentive units had a grant date fair value of $233,971. The assumptions used in calculating the grant date fair value of the restricted stock units and restricted common stock pursuant to Topic 718 reported in this column are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

2021 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2021 with respect to our Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mike Pykosz	1/1/2021	$224,400	$448,800	$762,960	—	—		—	—
Timothy Cook	1/1/2021	$153,000	$306,000	$520,200	—	—		—	—
	2/22/2021	—	—	—	16,770	—		—	$999,995
	2/22/2021	—	—	—	—	34,855	(4)	$59.63	$999,990
Geoffrey Price	1/1/2021	$191,250	$382,500	$650,250	—	—		—	—
Brian Clem	1/1/2021	$150,000	$300,000	$510,000	—	—		—	—
	2/22/2021	—	—	—	13,416	—		—	$799,996
	2/22/2021	—	—	—		27,884	(4)	$59.63	$799,992
Robert Guenthner	1/1/2021	$105,000	$210,000	$357,000	—	—		—	—
	2/22/2021	—	—	—	6,708	—		—	$399,998
	2/22/2021	—	—	—	—	13,942	(4)	$59.63	$399,996

(1)

These amounts represent the possible performance-based cash incentive awards payable under our management bonus plan. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for actual payout amounts in the 2021 fiscal year. See also “Non-Equity Incentive Compensation—Pay Mix” for additional information about our cash incentive awards.

(2)

Represents restricted stock units issued to the Named Executive Officer under the 2020 Plan, which vest in four equal tranches on each of February 1, 2022, February 1, 2023, February 1, 2024 and February 1, 2025.

(3)

For stock awards, represents the value of restricted stock units based on the closing market price of our common stock on the grant date. For option awards, represents the grant date fair value of stock options granted based on a value of $58.87 per share, calculated using the Black-Scholes option pricing model.

(4)	Represents options issued under the 2020 Plan. Such options will vest in four equal tranches on each of February 1, 2022, February 1, 2023, February 1, 2024 and February 1, 2025.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We provide a mix of cash compensation and long-term equity in order to provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our Named Executive Officers with those of our stockholders. The various components of our total compensation are described in detail above in the Compensation Discussion and Analysis under the heading “Pay Mix.”

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2021. The market value of the shares in the following table is the fair value of such shares at December 31, 2021.

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mike Pykosz	8/5/2020	(2)	1,867,798	3,246,892	—	$21.00	8/5/2030	—	—
	8/10/2020	(3)	—	—	—	—	—	3,962,891	$131,330,208
	8/10/2020	(4)	—	—	—	—	—	48	$1,591
Timothy Cook	8/5/2020	(5)	108,324	373,610		$21.00	8/5/2030	—	—
	8/10/2020	(6)	—	—	—	—	—	1,060,529	$35,145,930
	8/10/2020	(4)	—	—	—	—	—	48	$1,591
	2/22/2021	(7)	—	34,855	—	$59.63	2/22/2031	—	—
	2/22/2021	(8)	—	—	—	—	—	16,770	$555,758
Geoffrey Price	8/5/2020	(9)	1,098,002	1,901,279	—	$21.00	8/5/2030	—	—
	8/10/2020	(10)	—	—	—	—	—	2,691,557	$89,198,199
	8/10/2020	(4)	—	—	—	—	—	48	$1,591
Brian Clem	8/5/2020	(11)	59,703	138,437	—	$21.00	8/5/2030	—	—
	8/10/2020	(12)	—	—	—	—	—	429,740	$14,241,583
	8/10/2020	(4)	—	—	—	—	—	48	$1,591
	2/22/2021	(13)	—	27,884		$59.63	2/22/2031	—	—
	2/22/2021	(14)	—	—	—	—	—	13,416	$444,606
Robert Guenthner	8/5/2020	(15)	53,458	166,948		$21.00	8/5/2030	—	—
	8/10/2020	(16)	—	—	—	—	—	324,197	$10,743,888
	8/10/2020	(4)	—	—	—	—	—	48	$1,591
	2/22/2021	(17)	—	13,942	—	$59.63	2/22/2031	—	—
	2/22/2021	(18)	—	—	—	—	—	6,708	$222,303

(1)	Calculated by multiplying the number of shares or units of stock that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2021 of $33.14.
(2)

Represents an award of stock options granted to Mr. Pykosz on August 5, 2020 as part of the pre-IPO equity conversion of his unvested incentive units. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 125,462 on 167,633 on January 1, 2022 and January 1, 2023; 17,146 on January 23, April 23 and July 23, 2022; 848 on February 15, May 15, August 15 and November 15, 2022, and February 15, May 15 2023; 206,275 on March 11, June 11, September 11, and December 11 2022, March 11, June 11, September 11 and December 11, 2023, and March 11, 2024; 443,534 on August 5, 2022; 13,556 on June 14, 2023; 353,262 on August 5, 2023; and 206,273 on June 11, 2024.

(3)

Represents an award of restricted shares granted to Mr. Pykosz on August 10, 2020 as part of the pre-IPO equity conversion of his unvested incentive units. The unvested restricted shares vest as follows, subject to continuous service through each vesting date: 159,570 on January 1, 2022; 41,624 on January 23, April 23, and July 23, 2022; 2,058 on February 15, May 15, August 15 and November 15, 2022, and February 15 and May 15, 2023; 194,707 on March 11, June 11, September 11 and December 11, 2022, and March 11, June 11 September 11 and December 11, 2023 and March 11, 2024; 1,207,417 on August 10, 2022; 159,570 on January 1, 2023; 32,906 on June 14, 2023; 319,139 on August 10, 2023; and 194,706 on June 11, 2024.

(4)	Represents an award of restricted stock units that vests on the second anniversary of the grant date, subject to continuous service through the vesting date.

(5)

Represents an award of stock options granted to Mr. Cook on August 5, 2020 under the 2020 Plan. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 12,036 on February 20, May 20, August 20 and November 20, 2022, and February 20, May 20 and August 20, 2023; 96,784 on August 5, 2022; and 192,574 on August 5, 2023.

(6)

Represents an award of restricted shares granted to Mr. Cook on August 10, 2020. The unvested restricted shares vest as follows: 49,783 on February 20, May 20, August 20 and November 20, 2022, and February 20, May 20, August 20, 2023; and 712,048 on August 10, 2023.

(7)

Represents an award of stock options granted to Mr. Cook on February 2, 2021 under the 2020 Plan. The unvested stock options will vest and become exercisable, subject to continuous service through each vesting date, in four equal installments on each of February 1, 2022, February 1, 2023, February 1, 2024 and February 1, 2025.

(8)

Represents an award of restricted stock units issued to Mr. Cook under the 2020 Plan. The unvested units will vest and become exercisable as follows: 4,192 on February 1, 2022; 4,193 on February 1, 2023; 4,192 on February 1, 2024; and 4,193 on February 1, 2025.

(9)

Represents an award of stock options granted to Mr. Price on August 5, 2020 as part of the pre-IPO equity conversion of his unvested incentive units. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 130,597 on January 1, 2022 and January 1, 2023; 17,145 on January 23, April 23 and July 23, 2022; 848 on February 15, May 15, August 15 and November 15, 2022, and February 15 and May 15, 2023; 86,527 on March 11, June 11, September 11 and December 11, 2022, and March 11, June 11, September 11 and December 11, 2023, and March 11, 2024; 443,537 on August 5, 2022; 13,556 on June 14, 2023; 261,195 on August 5, 2023; and 86,531 on June 11, 2024.

(10)

Represents an award of restricted shares granted to Mr. Price on August 10, 2020 as part of the pre-IPO equity conversion of his unvested incentive units. The unvested restricted shares vest as follows, subject to continuous service through each vesting date: 124,316 on January 1, 2022 and January 1, 2023; 41,624 on January 23, April 23, and July 23, 2022; 2,058 on February 15, May 15, August 15 and November 15, 2022, and February 15, and May 15 2023; 81,675 on March 11, June 11, September 11 and December 11, 2022, and March 11, June 11, September 11 and December 11, 2023, and March 11, 2024; 1,207,419 on August 10, 2022; 32,906 on June 14, 2023; 248,633 on August 10, 2023; and 81,672 on June 11, 2024.

(11)

Represents an award of stock options granted to Mr. Clem on August 5, 2020 under the 2020 Plan. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 1,553 on January 23, 2022; 2,735 on February 8, May 8, August 8 and November 8, 2022, and February 8, and May 8, 2023; 1,165 on April 23 and July 23, 2022; 19,493 on May 12, 2022; 35,389 on August 5, 2022; 43,771 on June 11, 2023; and 19,491 August 5, 2023.

(12)

Represents an award of restricted shares granted to Mr. Clem on August 10, 2020. The unvested restricted shares vest as follows: 1,951 on January 1, 2022; 2,830 on January 23, April 23, and August 23 2022; 11,314 on February 8, May 8, August 8 and November 8, 2022, and February 8 and May 8 2023; 133,274 on August 10, 2022, 181,032 on June 11, 2023; and 18,554 on August 10, 2023.

(13)

Represents an award of stock options granted to Mr. Clem on February 2, 2021 under the 2020 Plan. The unvested stock options will vest and become exercisable, subject to continuous service through each vesting date, in four equal installments on each of February 1, 2022; February 1, 2023; February 1, 2024; and February 1, 2025.

(14)

Represents an award of restricted stock units issued to Mr. Clem under the 2020 Plan. The unvested units will vest and become exercisable as follows: 3,354 on February 1, 2022; 3,354 on February 1, 2023; 3,354 on February 1, 2024; and 3,354 on February 1, 2025.

(15)

Represents an award of stock options granted to Mr. Guenthner on August 5, 2020 under the 2020 Plan. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 2,496 on January 2, 2022, 2,002 on January 23, 2022, April 23, and July 23, 2022; 9,746 on May 12, 2022; 138,955 on August 5, 2022; and 9,745 August 5, 2023.

(16)

Represents an award of restricted shares granted to Mr. Guenthner on August 10, 2020. The unvested restricted shares vest as follows: 12,550 on January 2, 2022; 4,859 on January 23, April 23, and July 23, 2022; 9,277 on May 12, 2022 and August 20, 2023, and 278,516 on August 10, 2022.

(17)

Represents an award of stock options granted to Mr. Guenthner on February 2, 2021 under the 2020 Plan. The unvested stock options will vest and become exercisable, subject to continuous service through each vesting date, in four equal installments on each of February 1, 2022; February 1, 2023; February 1, 2024; and February 1, 2025.

(18)

Represents an award of restricted stock units issued to Mr. Guenthner under the 2020 Plan. The unvested units will vest and become exercisable as follows: 1,677 on February 1, 2022; 1,677 on February 1, 2023; 1,677 on February 1, 2024; and 1,677 on February 1, 2025.

Options Exercised and Stock Vested—2021

The following table sets forth certain information with respect to the vesting of stock awards or exercise of stock options during the fiscal year ended December 31, 2021 with respect to our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mike Pykosz	4,761	$62,845	1,742,869	$91,557,647
Timothy Cook	—	—	199,132	$9,607,621
Geoffrey Price	4,761	$61,750	1,171,367	$61,744,232
Brian Clem	—	—	82,033	$4,218,815
Robert Guenthner	10,000	$107,000	87,045	$4,581,901

(1)

Value realized on exercise of stock options equals the difference between the market value of our common stock at exercise, defined as the closing price on the date of exercise and the exercise price of the options, multiplied by the number of shares for which the option was exercised.

(2)

Value realized on vesting of restricted stock units equals the market value of our common stock on vesting, defined as the closing price on the date of vesting, multiplied by the number of shares with respect to which the restricted stock unit vested.

Pension Benefits

Our Named Executive Officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our Board or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers providing for at-will employment. Each employment agreement sets forth the Named Executive Officer’s initial annual base salary and target and maximum bonus opportunity (or, in the case of Mr. Clem, eligibility to receive discretionary bonuses), among other terms and conditions. The Named Executive Officers base salaries and participation in our annual cash incentive are described in further detail under the headings “—Base Salary” and “—Non-Equity Incentive Compensation” above.

The employment agreements with each of Messrs. Pykosz and Price provide that, upon a termination of employment by us for any reason other than for “cause,” or by the Named Executive Officer for “good reason,” (each as defined below) then, subject to the execution and delivery by the Named Executive Officer of a release claims in favor of the Company, he will be entitled to receive, for a period of up to three years, a monthly severance payment equal to 1/12 of the annualized average of the last three years of the Named Executive Officer’s base salary plus bonus. The Company may elect to pay the severance above for a period of less than three years (but no less than one year) by giving notice to the Named Executive Officer, at which point both the severance payments and the Named Executive Officer’s obligations under the non-competition and non-solicitation provisions of the employment agreement will immediately cease.

The employment agreements with each of Messrs. Cook and Guenthner provide that, upon a termination of employment by us for any reason other than for “cause,” or by the Named Executive Officer for “good reason,” (each as defined below), then, subject to the execution and delivery by the Named Executive Officer of a release claims in favor of the Company, he will be entitled to receive a severance, payable in equal monthly installments for a period of one year (or, in the case of Mr. Guenthner, a minimum of 12 months and up to 36 months if the Company elects to continue the restrictive covenants beyond 12 months following such termination of employment), in the amount of (i) for Mr. Cook, 1.6 times his then current base salary and (ii) for Mr. Guenthner, the sum of his then current base salary and the average of the last two discretionary bonuses paid to him prior to such termination of employment. In addition, for a period of up to 12 months following the date of such termination, Mr. Guenthner (and his eligible dependents, if applicable) will be entitled to continued coverage under any health, medical, dental, vision or life insurance program or policy in which the Mr. Guenthner participated as of the date of such termination, at the same cost to him as if he remained an active employee during such period. Mr. Clem’s employment agreement does not provide for severance benefits upon termination of his employment.

For the purposes of the employment agreements with each of Messrs. Pykosz and Price:

“Cause” means (i) a conviction (including a guilty plea or plea of nolo contendere) of any crime or offense that constitutes a felony under federal or state law or other crime involving moral turpitude or any other act or omission involving fraud with respect to the Company; (ii) commission of an act of gross negligence or intentional misconduct, in each case resulting in any material detriment to the Company; (iii) knowingly aiding or abetting a competitor, supplier or customer of the Company in a manner that would violate the duty of loyalty to the Company; or (iv) failure to comply with the lawful direction of the Board, the written Company policies, or a material breach of any provision of the employment agreement (other than due to physical or mental incapacity), which failure continues for 30 days (other than with respect to any such failure or breach which cannot be cured within such period) following receipt of the applicable notice, or which failure represents a pattern of failing to comply with the lawful and reasonable direction of the Board.

“Good Reason” means the occurrence of any of the following events without the express written consent of the executive, subject to notice and cure periods: (i) a material diminution in the Named Executive Officer’s duties and/or responsibilities; (ii) a material reduction in base salary; (iii) a material relocation of the Named Executive Officer’s principal base of operation; or (iv) any other material breach of the employment agreement by the Company.

For the purposes of the employment agreements with each of Messrs. Cook and Guenthner:

“Cause” means the executive’s (i) engagement in a felony or other crime involving dishonesty or moral turpitude; (ii) fraud, embezzlement, theft or any misappropriation of funds, money, assets or other property of the Company or any of its affiliates; (iii) willful failure to perform duties, or gross negligence in the performance of the Named Executive Officer’s duties and responsibilities to the Company and its affiliates, or willful failure to follow the lawful directives of the Board or such other person or body to whom the Named Executive Officer reports, which remains uncured ten days after the Named Executive Officer receives written notice; (iv) material breach of the employment agreement or any other written agreement between the executive and the Company or its affiliates; or (v) attempt to willfully obtain any personal profit from any transaction in which the Named Executive Officer has an interest not disclosed to the Board which is adverse to the interests of the Company or any of its controlled affiliates.

“Good Reason” means: (i) a material reduction in compensation; (ii) a material and adverse diminution in title, duties and responsibilities or material change in reporting relationship (by position); (iii) a relocation of the executive’s principal place of work in excess of 50 miles from the current location or; (iv) any material breach by the Company of the employment agreement, in each case, unless such circumstances are isolated and inadvertent by the Company, are not in bad faith and are cured within the applicable cure period.

Non-Competition and Non-Solicitation

The employment agreements with each of Messrs. Pykosz and Price include non-competition and non-solicitation covenants that continue for a period of three years following the Named Executive Officer’s termination of employment (or earlier, if the Named Executive Officer is receiving severance payments and, at least one year following the termination of the Named Executive Officer’s employment, the Company gives notice that such severance payments will terminate), as well as a perpetual non-disparagement covenant. The employment agreements with Messrs. Clem and Cook include non-competition and non-solicitation covenants that continue for a period of 12 months following the Named Executive Officer’s termination of employment. The employment agreement with Mr. Guenthner includes non-competition and non-solicitation covenants that continue for a period of 12 months, or if so elected by the Company within ten business days following the date of termination, for up to 36 months, following Mr. Guenthner’s termination of employment.

Potential Payments Upon Termination

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our Named Executive Officers if their employment had been terminated without cause or for good reason (each term, as defined in each Named Executive Officer’s respective employment agreement, discussed above under the heading “Employment Agreements”) on December 31, 2021. None of the equity awards held by our Named Executive Officers as of the 2021 fiscal year-end provide for acceleration in connection with a termination of employment. We do not provide enhanced severance benefits upon a change in control. Amounts below reflect potential payments pursuant to the amended employment agreements for each Named Executive Officer.

Name of Executive Officer	Cash Severance Benefits ($)		Continued Health Benefits ($)	Total ($)
Mike Pykosz	$2,890,640		—	$2,890,640
Timothy Cook	$652,800		—	$652,800
Geoffrey Price	$2,582,283		—	$2,582,283
Brian Clem	—		—	—
Robert Guenthner	$559,729	(1)	$12,253	$571,982

(1)

Represents 12 months of severance, based on the default provision of Mr. Guenthner’s employment agreement. Mr. Guenthner’s employment agreement also provides that the Company may, in its discretion, elect to pay up to 36 months of severance in exchange for a corresponding extension in the duration of Mr. Guenthner’s post-employment non-competition and non-solicitation obligations.

Cash Severance Benefits

We have entered employment agreements with each of our Named Executive Officers that provide for payments in the event the executive’s employment is terminated without cause or for good reason. Please see a discussion of these severance benefits under the heading “Employment Agreements.”

Continued Health Benefits

Mr. Guenthner’s employment agreement provides for continued health benefits in the event he is terminated without cause or for good reason. Please see a discussion of these benefits under the heading “Employment Agreements.”

2021 Director Compensation

Under our director compensation policy, our non-employee directors are eligible to receive compensation for service on our Board and committees of our Board. Pursuant to the policy, directors receive an annual retainer of $50,000 and an annual grant of restricted stock units under the 2020 Plan with a grant date fair market value of $200,000. The restricted stock units vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board. Effective as of November 2021, the Board approved the amendment to the director compensation policy, which provides for additional cash compensation for committee chairs as follows: Audit: $25,000, Compensation: $20,000, Nominating and Governance, Compliance and Quality; $15,000 each.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Carl Daley(3)	—	—	—
Mohit Kaushal	52,500	199,982	252,482
Kim Keck	54,167	199,982	254,149
Paul Kusserow	52,500	199,982	252,482
Robbert Vorhoff(4)	—	—	—
Srdjan Vukovic(4)	—	—	—
Cheryl Dorsey	50,000	199,982	249,982
Julie Klapstein	53,333	199,982	253,315
Dr. Regina Benjamin	52,500	199,982	252,482

(1)	Includes committee chair fees earned with respect to the last two months of the 2021 fiscal year, following Board approval of such fees.
(2)

Represents the aggregate grant date fair value of restricted stock units granted in the 2021 fiscal year. The assumptions used in calculating the grant date fair value of the awards reported pursuant to Topic 718 are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The restricted stock units vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board.

(3)

Mr. Daley retired from the Board in September, 2021. Under the Company’s Non-Employee Director Compensation Policy, Mr. Daley was not eligible to receive compensation for his service on the Board because he was a Humana representative.

(4)

Pursuant to the Company’s Non-Employee Director Compensation Policy, Mr. Vorhoff and Mr. Vukovic are not eligible to receive compensation for their service on the Board because they are employees, partners or managers of the Lead Sponsors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies for Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under our Related Party Transactions Policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the benefits to us of the proposed transaction and the purpose of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described below were entered into prior to the adoption of the Company’s written Related Party Transactions Policy, but all were approved by our Board considering similar factors to those described above.

Related Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described in the sections of this prospectus titled “Board of Directors and Corporate Governance” and “Executive Compensation,” below we describe transactions during the last fiscal year to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Humana

Humana held over 5% of our common stock during the year ended December 31, 2021. Additionally, a Humana representative served on our Board from 2019 until his retirement, effective September 7, 2021 and our director nomination agreement with Humana terminated during 2021 as they no longer held 5% of our common stock. Humana no longer has a representative on our Board as of September 7, 2021. The Company has capitated managed care contracts with Humana which result in capitated revenue and related receivables. Within our other revenue, revenues from Humana are included in both fee-for-service revenue and care coordination and care management revenue. The receivable associated with the fee-for-service revenue was recorded in other receivables. The unearned portion of the care coordination payments was recorded as a contract liability in both the current and long-term other liabilities accounts. We also incur medical claims expense related to the Humana payor contracts which are included in medical claims expense. Related unpaid claims are included in the liability for unpaid claims financial statement caption. The Humana Alliance Provision contains an arrangement for a license fee that is payable by us to Humana for our provision of health care services in certain centers owned or leased by Humana. The license fee is a reimbursement to Humana for its costs of owning or leasing and maintaining the centers, including rental payments, center maintenance or repair expenses, equipment expenses, special assessments, cost of upgrades, taxes, leasehold improvements and other expenses identified by Humana and is included in cost of care expenses, excluding depreciation and amortization in the consolidated statements of operations. We also pay Humana rent for the centers we lease from them. Related liabilities associated with this arrangement is recorded within other liabilities on the consolidated balance sheet.

We adopted Accounting Standards Updates 2016-02, Leases (“ASU 2016-02), with amendments issued in 2018 and 2019 (“ASC 842”) as of January 1, 2021 under the modified retrospective transition method and recorded a right-of-use asset and liability related to Humana leases. The related liabilities was recorded in both the current and long-term other liabilities accounts.

The below tables present the balances related to Humana as of and for the year ended December 31, 2021 ($ in millions):

December 31, 2021
Assets:
Other receivables	$0.2
Capitated accounts receivables	105.0
Operating lease right-of-use assets	70.9
Liabilities:
Liability for unpaid claims	$99.1
Other liabilities
Short-term license fees	6.3
Short-term contract liability	6.2
Operating lease liabilities, current	6.8
Long-term operating lease liabilities	66.0
Deferred rent	—
Other long-term liabilities:
Long-term license fees	15.4
Long-term contract liability	27.7
Equity:
Additional paid-in capital	$50.0

Twelve-Months Ended
December 31, 2021
Revenues:
Capitated revenue	$506.7
Other revenue:
Care coordination revenue earned	5.4
Fee for service revenue	1.1
Expenses:
Medical claims expense	$380.5
Cost of care:
License fee expense	3.1
Rent expense	7.4

Consulting Arrangement with an Immediate Family Member of Our Chief Executive Officer

Carolyn Rose, the sister of Michael Pykosz, a member of our Board of Directors and our Chief Executive Officer, has provided us professional services. Ms. Rose provided services resulting in fees of $0.2 million, $0.3 million and $0.3 million for the years ended December 31, 2021, 2020 and 2019, respectively.

Arrangement with Northwestern University

Griffin Myers, MD, our Chief Medical Officer of Provider Engagement and a member of our Board of Directors, holds a position as an adjunct faculty member at Northwestern University for which he receives nominal compensation. The Company also sponsors a fellowship at Northwestern University and contributed $0.3 million and $0.2 million for the years ended December 31, 2021 and 2020 respectively to fund that fellowship. Dr. Myers position is not contingent upon such contributions.

Director Nomination Agreement

For information about our Director Nomination Agreement, see “Board of Directors and Corporate Governance — Director Nomination Agreement.”

Registration Rights Agreement

We are party to a registration rights agreement with the Lead Sponsors. The Lead Sponsors are entitled to request that we register the Lead Sponsors’ shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations.” The Lead Sponsors are also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay the Lead Sponsors’ expenses in connection with the Lead Sponsors’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held (directly or indirectly) by the Lead Sponsors and their affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, split or combination of securities, conversion, or any recapitalization, merger, consolidation or other reorganization (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended distributed to the direct or indirect partners or members of an investor, except as permitted by the registration rights agreement or repurchased by us or our subsidiaries. In addition, any Registrable Securities held by a person other than the Lead Sponsors and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Indemnification of Officers and Directors

We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 7, 2022 for:

•	each person or group known to us who beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Each shareholder’s percentage ownership is based on 240,984,422 shares of common stock outstanding as of March 7, 2022. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or exercisable or will vest within 60 days of March 7, 2022 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Oak Street Health, Inc., 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of shares	Footnote		Percentage
5% Shareholders:
General Atlantic	61,384,475	(1)		25.47%
Newlight	40,509,640	(2)		16.81%
FMR, LLC	17,464,579	(3)		7.25%
Capital International Investors	15,361,365	(4)		6.37%
Directors and Named Executive Officers:
Mike Pykosz	10,661,546	(5	)(17)	4.24%
Timothy Cook	1,489,809	(6	)(18)	*
Geoffrey Price	7,432,722	(7	)(19)	3.08%
Brian Clem	628,962	(8)		*
Robert Guenthner	502,150	(9)		*
Dr. Griffin Myers	6,002,246	(10	)(20)	2.49%
Dr. Mohit Kaushal	199,711	(11)		*
Kim Keck	75,633	(12)		*
Paul Kusserow	473,980	(13)		*
Robbert Vorhoff	—			—
Srdjan Vukovic	—			—
Cheryl Dorsey	13,971	(14)		*
Julie Klapstein	13,971	(15)		*
Dr. Regina Benjamin	8,368	(16)		*
Directors and Executive Officers (14 Individuals)	27,505,179	(21)		11.40%

(1)

As reported on the Schedule 13G/A filed February 11, 2022, includes 61,384,475 shares owned by General Atlantic (OSH) Interholdco, L.P. (“OSH Interholdco”). The limited partners of OSH Interholdco are General Atlantic Partners 93, L.P., a Delaware limited partnership (“GAP 93”), General Atlantic Partners 100, L.P., a Delaware limited partnership (“GAP 100”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAPCO CDA”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”), and GAP Coinvestments V, LLC, a Delaware limited liability company (“GAPCO V” and, together with GAP 93, GAP 100, GAPCO CDA, GAPCO III and GAPCO IV, the “GA Funds”). General Atlantic GenPar, L.P. (“GA GenPar”) is the general partner of GAP 93 and GAP 100. General Atlantic (SPV) GP, LLC (“GA SPV”) is the general partner of OSH Interholdco. General Atlantic LLC (“GA LLC”) is the general partner of GA GenPar and GAPCO CDA, the managing member of GAPCO III, GAPCO IV and GAPCO V, and the sole member of GA SPV. There are nine members of the management committee of GA LLC (the “GA Management Committee”). Mr. Vorhoff is a member of the GA Management Committee and is a Managing Director of GA LLC. OSH Interholdco, GAP 93, GAP 100, GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, GA GenPar, GA SPV and GA LLC (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent he has a pecuniary interest therein. The business address of Mr. Vorhoff and the GA Group is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055.

(2)

As reported on the Schedule 13G/A filed February 11, 2022, includes 40,509,640 shares owned by SPV (“Newlight Harbour Point SPV”). Newlight Partners LP controls Newlight Harbour Point SPV and serves as the exclusive investment manager to its client in respect of the shares held by Newlight Harbour Point SPV (the “Newlight Shares”). The general partner of Newlight Partners is Newlight GP LLC (“Newlight”), which is controlled by David Wassong and Ravi Yadav. In such capacities, each of the entities and individuals referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the Newlight Shares as described above. The business address of Newlight Partners LP is 320 Park Avenue, New York, NY 10022.

(3)

As reported on the Schedule 13G filed on February 8, 2022, includes shares owned by Abigail P. Johnson and FMR LLC. Abigail P. Johnson has sole power to vote or direct to vote 1,694,129 of the reported shares. FMR LLC is a parent holding company of the following entities which beneficially own shares of the Company: FIAM LLC, Fidelity Management & Research Company LLC (which beneficially owns 5% or more of the Company’s shares), Fidelity Management Trust Company and Strategic Advisers LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, represent 49% of the voting power of FMR LLC through ownership of FMR LLC’s Series B voting common shares. The Johnson family and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares of FMR LLC and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(4)

As reported on the Schedule 13G filed on February 11, 2022, includes 15,361,365 shares owned by Capital International Investors (“CII”). CII is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” CII, CRMC and the investment management entities are a “group” within the meaning of Rule 13d-5 of the Exchange Act. The business address of CII is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(5)	Includes 3,759,639 restricted shares subject to time-based vesting and 2,286,846 options that are currently exercisable or are exercisable within 60 days of March 7, 2022.
(6)	Includes 1,010,746 restricted shares subject to time-based vesting and 129,073 options that are currently exercisable.
(7)	Includes 2,523,559 restricted shares subject to time-based vesting and 1,350,264 options that are currently exercisable or are exercisable within 60 days of March 7, 2022.
(8)	Includes 413,645 restricted shares subject to time-based vesting and 72,127 options that are currently exercisable or are exercisable within 60 days of March 7, 2022.
(9)	Includes 306,788 restricted shares subject to time-based vesting and 63,443 options that are currently exercisable or are exercisable within 60 days of March 7, 2022.
(10)	Includes 1,753,446 restricted shares subject to time-based vesting and 773,483 options that are currently exercisable or are exercisable within 60 days of March 7, 2022.
(11)	Includes 97,634 restricted shares subject to time-based vesting and 4,,447 restricted stock units that will become distributable within 60 days of March 7, 2022.
(12)

Includes 4,447 restricted stock units that will become distributable within 60 days of March 7, 2022 and 31,186 options that are currently exercisable or are exercisable within 60 days of March 7, 2022.

(13)

Includes 60,344 restricted shares subject to time-based vesting, 9,480 options that are currently exercisable or are exercisable within 60 days of March 7, 2022 and 4,447 restricted stock units that will become distributable within 60 days of March 7, 2022.

(14)	Includes 4,447 restricted stock units that will become distributable within 60 days of March 7, 2022.
(15)	Includes 4,447 restricted stock units that will become distributable within 60 days of March 7, 2022.
(16)	Includes 4,447 restricted stock units that will become distributable within 60 days of March 7, 2022.
(17)	Includes 790,273 shares held by the Michael Pykosz Gift Trust and 250,000 shares held by the Lindsey Revocable Gift Trust.
(18)	Includes 42,241 shares held by the Elizabeth Violet Cook Irrevocable Trust dtd 8/4/2020 and 42,241 shares held by the Conner Thomas Cook Irrevocable Trust dtd 8/4/2020.
(19)	Includes 2,280,970 shares held by the Price-Uhl Living Trust u/a/d 11/4/2020.
(20)	All shares are held by the Griffin R. Myers Revocable Trust u/a/d 5/26/2020.
(21)

Includes 9,925,801 restricted shares subject to time-based vesting, 4,701,300 options that are currently exercisable or are exercisable within 60 days of March 7, 2022 and 26,682 restricted stock units that will become distributable within 60 days of March 7, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely on a review of the reports filed for fiscal year 2021 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for a late filing of:

•	one Form 4 by Timothy Cook which reported three transactions;

•	one Form 5 by Paul Kusserow reporting one transaction;

•	one Form 5 by Michael Pykosz, reporting fourteen transactions, which was subsequently amended to remove duplicate transactions; and

•	one Form 5 by Geoffrey Price, reporting two transactions.

Securities Authorized for Issuance under Equity Incentive Compensation Plans

The following table provides information as of December 31, 2021, regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the 2020 Plan and ESPP.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights(3)	Number of remaining available securities for future issuance under equity compensation plans
Equity compensation plans approved by shareholders(1)	31,687,624	21.43	26,060,919
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

(1)

As December 31, 2021, the maximum number of shares available for issuance under the 2020 Plan may not exceed the sum of (i) 33,473,410 shares and (ii) 21,888,258 shares issued pursuant to restricted shares and the aggregate number of shares that may be issued pursuant to rights granted under the ESPP may not exceed 2,386,875 shares, subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The number of shares available for issuance under the 2020 Plan will be increased on January 1 of each calendar year beginning in 2021 and ending in and including 2030 by an amount equal to the lesser of (A) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) a smaller number of shares determined by our Board. The number of shares available for issuance under the ESPP will be increased annually on January 1 of each calendar year beginning in 2021 and ending in and including 2030, by an amount equal to the lesser of (A) 1% of the shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our Board. In no event will more than 30,000,000 shares of our common stock be available for issuance under the ESPP. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan and ESPP will be added back to the shares of common stock available for issuance under such plans.

(2)	Includes 14,945,556 shares issuable upon the exercise of outstanding stock options and 587,794 shares issuable upon the vesting of outstanding RSUs.
(3)	As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)	As of December 31, 2021, there are 14,940,060 shares available for grant under our 2020 Plan. As of December 31, 2021, 128,859 shares of common stock have been purchased under our ESPP.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. Ernst and Young LLP has been the independent registered public accounting firm of the Company since 2019.

When conducting its latest review of Ernst and Young, the Audit Committee actively engaged with Ernst and Young’s engagement partner and senior leadership where appropriate and considered, among other factors:

•	the professional qualifications of Ernst and Young and that of the lead audit partner and other key engagement partners relative to the current and ongoing needs of the Company;

•	Ernst and Young’s historical and recent performance on the Company’s audits, including the extent and quality of Ernst and Young’s communications with the Audit Committee related thereto;

•	the appropriateness of Ernst and Young’s fees relative to both efficiency and audit quality;

•	Ernst and Young’s independence policies and processes for maintaining its independence;

•

Ernst and Young’s tenure as the Company’s independent registered public accounting firm and the potential for higher quality audit work and operational efficiencies given its depth of understanding of the Company’s businesses, operations and systems, accounting policies and practices, and internal controls;

•	Ernst and Young’s capability, expertise, and efficiency in handling the breadth and complexity of the Company’s operations;

•

Ernst and Young’s demonstrated professional integrity and objectivity, which is furthered by the Audit Committee-led process to rotate and select the lead audit partner at least every five years or as otherwise required by applicable law or regulation. The lead audit partner completed her third year in fiscal 2021 with the Audit Committee leading and presiding over the selection of the audit partner in 2019; and

•	the relative costs, benefits, challenges, overall advisability and potential impact of selecting a different independent public accounting firm.

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2021 are described below and under “Audit Committee Report.”

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP for the years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees	$1,360,590	$1,538,000
Audit-Related Fees	85,000	85,000
Tax Fees	—	—
All Other Fees	—	—

The Audit fees listed above were billed in connection with the audit of our annual consolidated financial statements in our Annual Report on Form 10-K, the reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and other professional services related to our statutory audit and IPO, including in relation to our registration statement on Form S-1. The audit-related fees listed above were billed in connection with assurance and related services Ernst and Young that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in audit fees. For the years 2020 and 2021, this included the audit of one of the Company’s joint ventures. There were no Tax or other fees in 2020 or 2021.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Oak Street management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Vice President of Accounting and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm.

The Audit Committee approved all services provided by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. If Oak Street’s shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Oak Street’s best interests to do so.

The Audit Committee and the Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the NYSE Listing Standards), met six times in 2021. Our Audit Committee operates under a written charter adopted by the Board that outlines it responsibilities and the practices it follows, which is posted on our website at investors.oakstreethealth.com. The Audit Committee reviews and assesses the adequacy of its charter at least annually and when appropriate, recommends to the Board changes to the charter to reflect the evolving role of the Audit Committee. As provided in the Certificate, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee

•

received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•

discussed with the independent auditors, Ernst & Young LLP, the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting;

•

reviewed and discussed with management and independent auditors the earnings releases and Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC, including the audited financial statements for the year ended December 31, 2021 with our management;

•	discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function;

•

received the written disclosures and the letter from the Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP; and

•	reviewed the Principal Executive Officer and Principal Financial Officer Certifications concerning the Company’s 2021 Annual Report

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted by:

Kim Keck

Cheryl Dorsey

Mohit Kaushal

PROPOSAL 3 – SAY-ON-PAY FREQUENCY

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to cast an advisory vote on the frequency of future advisory votes on executive compensation. Shareholders may specify whether they prefer such votes to occur every year, every two years, or every three years, or they may abstain. The Board recommends that this vote occur every year.

Although the shareholders’ vote on this proposal is not binding, the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board recommends you vote, on an advisory basis, to conduct future advisory votes on executive compensation every “ONE YEAR.”

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

INCORPORATION BY REFERENCE

The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT AND COMMITTEE CHARTERS

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Conduct, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, investors.oakstreethealth.com, or may be requested in print, at no cost, by email at investors.oakstreethealth.com or by mail at Oak Street Health, Inc., 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603, Attention: Investor Relations.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.oakstreethealth.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION

Oak Street is paying the expenses of this solicitation. Oak Street will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Oak Street will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Oak Street may solicit proxies in person or by telephone, facsimile, email or other similar means.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/OSH
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

PHONE Call 1-866-892-1716
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Oak Street Health, Inc.
Annual Meeting of Stockholders

For Stockholders of record as of March 07, 2022

TIME:	Wednesday, April 27, 2022 8:30 AM, Central Time

PLACE:	Annual Meeting to be held live via the internet - please visit

www.proxydocs.com/OSH for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert Guenthner and Timothy Cook (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Oak Street Health, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Oak Street Health, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS

1.	Election of Director
		FOR		WITHHOLD
	1.01 Dr. Mohit Kaushal	☐		☐		FOR

	1.02 Kim Keck	☐		☐		FOR

	1.03 Paul Kusserow	☐		☐		FOR

	1.04 Dr. Griffin Myers	☐		☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as Oak Street’s independent registered public accounting firm for the year ending December 31, 2022;	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
3.	To recommend, by an advisory vote, the frequency of future advisory votes on executive compensation (i.e., “say-on-pay frequency”); and	☐	☐	☐	☐	1 YEAR

4.	To transact other business as may properly come before the meeting or any adjournment of the meeting.

  You must register to attend the meeting online and/or participate at the email address indicated.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date